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                              EX-2.2
                              Stock Purchase Agreement



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                            STOCK PURCHASE AGREEMENT

                           Dated as of August 28, 1996

                                  By and Among

                           SPECIALTY PAPERBOARD, INC.,

                           ARCON COATING MILLS, INC.,

                              ARCON HOLDINGS CORP.,

                               THE STOCKHOLDERS OF
                              ARCON HOLDINGS CORP.

                                       and

                              VARIOUS OTHER PARTIES

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                                TABLE OF CONTENTS

                                                                      Page
                                                                      ----

ARTICLE I

DEFINITIONS...........................................................  4
      ss.1.1  Definitions.............................................  4

ARTICLE II

PURCHASE OF STOCK; CANCELLATION OF OPTIONS AND WARRANTS............... 11

      ss.2.1  Purchase of Stock; Cancellation of Option
              and Warrants............................................ 11

      ss.2.2  Price................................................... 12
      ss.2.3  Cash on Hand............................................ 14
      ss.2.4  Closing................................................. 15

ARTICLE III

REPRESENTATIONS OF THE COMPANIES...................................... 15
      ss.3.   Representations of the Company.......................... 15
      ss.3.1  Existence and Good Standing............................. 15
      ss.3.2  Capital Stock........................................... 16
      ss.3.3  Authorization and Validity of this
              Agreement............................................... 17
      ss.3.4  Subsidiaries and Investments............................ 18
      ss.3.5  Financial Statements; No Material Changes............... 18
      ss.3.6  Books and Records....................................... 20
      ss.3.7  Title to Properties; Encumbrances....................... 20
      ss.3.8  Real Property........................................... 22
      ss.3.9  Intellectual Property................................... 22
      ss.3.10  Leases................................................. 22
      ss.3.11  Material Contracts..................................... 23
      ss.3.12  Consents and Approvals; No Violations.................. 25
      ss.3.13  Litigation............................................. 26
      ss.3.14  Taxes.................................................. 27
      ss.3.15  Liabilities............................................ 30
      ss.3.16  Insurance.............................................. 30
      ss.3.17  Compliance with Laws................................... 31
      ss.3.18  Employment Relations................................... 31
      ss.3.19  Employee Benefit Plans................................. 32
      ss.3.20  Interests in Customers, Suppliers, etc................. 40

                                       (i)
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                                                                      Page
                                                                      ----

      ss.3.21  Environmental Laws and Regulations..................... 41
      ss.3.22  Bank Accounts, Powers of Attorney...................... 44
      ss.3.23  Compensation of Employees.............................. 44
      ss.3.24  Conduct of Business.................................... 45
      ss.3.25  Customer Relations..................................... 45
      ss.3.26  Condition of Assets.................................... 45
      ss.3.27  Broker's or Finder's Fees.............................. 46

ARTICLE IV

REPRESENTATIONS OF THE SELLERS........................................ 46
      ss.4.   Representations of the Seller........................... 46
      ss.4.1  Ownership of Stock...................................... 46
      ss.4.2  Authorization and Validity of Agreement................. 47
      ss.4.3  Restrictive Documents................................... 48
      ss.4.4  Consents................................................ 48
      ss.4.5  Broker's or Finder's Fees............................... 49

ARTICLE V

REPRESENTATIONS OF THE PURCHASER...................................... 49
      ss.5.   Representations of the Purchaser........................ 49
      ss.5.1  Existence and Good Standing; Power and
              Authority............................................... 49
      ss.5.2  Restrictive Documents; No Legal Bar..................... 50
      ss.5.3  Purchase for Investment................................. 50
      ss.5.4  Broker's or Finder's Fees............................... 51
      ss.5.5  Litigation; Disputes.................................... 51
      ss.5.6  Consents................................................ 51

ARTICLE VI

TRANSACTIONS PRIOR TO THE CLOSING DATE................................ 52
      ss.6.1  Conduct of Business of the Companies.................... 52
      ss.6.2  Exclusive Dealing....................................... 54
      ss.6.3  Review of the Companies................................. 55
      ss.6.4  Reasonable Efforts...................................... 55
      ss.6.5  Agreement by the Purchaser Regarding No
              Other Representations or Warranties by the
              Sellers................................................. 56

      ss.6.6  Satisfaction of Financing Condition..................... 56

ARTICLE VII

CONDITIONS TO THE PURCHASER'S OBLIGATIONS............................. 57
      ss.7.   Conditions to the Purchaser's Obligations............... 57

                                      (ii)
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                                                                      Page
                                                                      ----

      ss.7.1  Opinions of Counsel..................................... 57
      ss.7.2  Good Standing and Other Certificates.................... 57
      ss.7.3  [Intentionally Omitted]................................. 58
      ss.7.4  Truth of Representations and Warranties................. 58
      ss.7.5  Performance of Agreements............................... 58
      ss.7.6  No Litigation Threatened................................ 59
      ss.7.7  Third Party Consents; Governmental
              Approvals............................................... 59
      ss.7.8  Termination of Security Interests....................... 59
      ss.7.9  Resignations............................................ 59
      ss.7.10  Financing.............................................. 59
      ss.7.11  [Intentionally omitted]................................ 60
      ss.7.12  FIRPTA................................................. 60
      ss.7.13  HSR Act................................................ 60
      ss.7.14  Escrow Agreement....................................... 60

ARTICLE VIII

CONDITIONS TO THE COMPANIES AND

THE SELLERS' OBLIGATIONS.............................................. 60
      ss.8.   Conditions to the Seller's Obligations.................. 60
      ss.8.1  Opinions of Counsel..................................... 60
      ss.8.2  Truth of Representations and Warranties................. 61
      ss.8.3  Third Party Consents; Governmental
              Approvals............................................... 61
      ss.8.4  Performance of Agreements............................... 61
      ss.8.5  No Litigation Threatened................................ 62
      ss.8.6  HSR Act................................................. 62
      ss.8.7  Warrants................................................ 62

ARTICLE IX

TAX MATTERS........................................................... 62
      ss.9.1  Tax Returns............................................. 62
      ss.9.2  Overlap Period, Refunds, Tax Benefits................... 68
      ss.9.3  Cooperation; Audits..................................... 71
      ss.9.4  Controversies........................................... 73
      ss.9.5  Transfer Taxes.......................................... 75
      ss.9.6  Amended Returns......................................... 75
      ss.9.7  Non-foreign Person Affidavit............................ 76
      ss.9.8  Indemnification......................................... 76
      ss.9.9  FSE Tax Indemnity....................................... 78

ARTICLE X

SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION........................ 80

                                      (iii)
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                                                                      Page
                                                                      ----

      ss.10.1  Survival of Representations............................ 80
      ss.10.2  Indemnification........................................ 81
      ss.10.3  Indemnification Procedure.............................. 85

ARTICLE XI

TERMINATION........................................................... 91
      ss.11.1  Termination............................................ 91
      ss.11.2  Effect of Termination.................................. 92

ARTICLE XII

MISCELLANEOUS......................................................... 93
      ss.12.1  Knowledge.............................................. 93
      ss.12.2  Expenses............................................... 93
      ss.12.3  Governing Law.......................................... 94
      ss.12.4  Captions............................................... 94
      ss.12.5  Publicity.............................................. 94
      ss.12.6  Notices................................................ 95
      ss.12.7  Parties in Interest.................................... 96
      ss.12.8  Counterparts........................................... 96
      ss.12.9  Entire Agreement....................................... 96
      ss.12.10  Amendments............................................ 97
      ss.12.11  Severability.......................................... 97
      ss.12.12  Third Party Beneficiaries............................. 98
      ss.12.13  Jurisdiction.......................................... 98
      ss.12.14  Action by Sellers..................................... 98
      ss.12.15  Sellers' Representative............................... 99
      ss.12.16  Assignment............................................100
      ss.12.17  Construction..........................................100
      ss.12.18  Schedules.............................................100

SCHEDULES

Schedule 3.2            Capital Stock
Schedule 3.5(b)         Financial Statements
Schedule 3.7            Title to Properties; Encumbrances.
Schedule 3.8            Real Property.
Schedule 3.9            Intellectual Property
Schedule 3.10           Leases
Schedule 3.11           Material Contracts
Schedule 3.12           Consents and Approvals; No Violations
Schedule 3.13           Litigation
Schedule 3.14           Taxes



                                      (iv)
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Schedule 3.15           Liabilities
Schedule 3.16           Insurance
Schedule 3.17           Compliance with Laws
Schedule 3.18           Employment Relations
Schedule 3.19           Employee Benefit Plans
Schedule 3.20           Interests in Customers, Suppliers, etc.
Schedule 3.21           Environmental Laws and Regulations
Schedule 3.22           Bank Accounts, Powers of Attorney
Schedule 3.23           Compensation of Employees
Schedule 3.24           Conduct of Business
Schedule 3.25           Customer Relations
Schedule 4.4            Consents
Schedule 5.6            Third Party Consents


EXHIBITS

Exhibit A               Form of Escrow Agreement

ANNEXES

Annex I                 Stock Ownership
Annex II                Percentage Interests

                                      (v)
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                            STOCK PURCHASE AGREEMENT

      STOCK PURCHASE AGREEMENT (this "Agreement") dated as of August 28, 1996 by and among SPECIALTY PAPERBOARD, INC., a Delaware corporation (the "Purchaser"), the stockholders (the "Stockholders") of ARCON HOLDINGS CORP., a Delaware corporation ("Arcon Holdings") and the sole stockholder of ARCON COATING MILLS, INC., a Delaware corporation (the "Company"), the option holders ("the Optionholders") listed on Annex I attached hereto, Arcon Holdings and the Company. Each of the Stockholders and the Optionholders shall be referred to herein individually as a "Seller" and collectively as the "Sellers."

                              W I T N E S S E T H :

      WHEREAS, Arcon Holdings owns all of the issued and outstanding shares of common stock, $.01 par value, of the Company (collectively the "Company Stock"), such shares being all of the outstanding shares of the capital stock of the Company;

      WHEREAS, each of the Sellers identified as a Common Stock Seller under Column A of Annex I attached hereto (the "Common Stock Holders") is the holder of the number of shares of common stock, $0.01 par value, of Arcon Holdings (the "Common Stock"), set forth opposite such Seller's name in

Column B of Annex I attached hereto, which shares of Common Stock constitute all of the issued and outstanding shares of Common Stock of Arcon Holdings;

      WHEREAS, each of the Sellers identified as a Series A Holder under Column A of Annex I attached hereto (the "Series A Stock Holders") is the holder of the number of shares of Series A Non-Voting Convertible Preferred Stock, $0.01 par value, of Arcon Holdings (the "Series A Stock") set forth opposite such Seller's name in Column B of Annex I attached hereto, which shares of Series A Stock constitute all of the issued and outstanding shares of Series A Stock of Arcon Holdings;

      WHEREAS, each of the Sellers identified as a Series B Holder under Column A of Annex I attached hereto (the "Series B Stock Holders") is the holder of the number of shares of Series B (Voting) Convertible Preferred Stock, $0.01 par value, of Arcon Holdings (the "Series B Stock" and together with the Series A Stock, the "Preferred Stock" and together with the Common Stock and the Series A Stock, the "Stock") set forth opposite such Seller's name in Column B of Annex I attached hereto, which shares of Series B Stock constitute all of the issued and outstanding shares of Series B Stock of Arcon Holdings;

      WHEREAS, each of the Optionholders (collectively with the Common Stock Holders, the Series A Stock Holders and the

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Series B Stock Holders, the "Common Stock Sellers") is the holder of options
(the "Options") to acquire the number of shares of Common Stock set forth opposite such Seller's name in Column B of Annex I attached hereto, which Options constitute all of the issued and outstanding options to purchase Common Stock or any other capital stock of Arcon Holdings;

      WHEREAS, the Bank is the holder of warrants (the "Warrants") to acquire 85,000 shares of Common Stock, which Warrants constitute all of the issued and outstanding warrants to purchase Common Stock or any other capital stock of Arcon Holdings;

      WHEREAS, the Optionholders desire to cancel the Options in consideration of payment by the Purchaser to each Optionholder of the Net Option Payment;

      WHEREAS, prior to the Closing, Arcon Holdings intends to repurchase the Warrants from the Bank and cancel the Warrants; and

      WHEREAS, it is the intention of the parties hereto that, upon consummation of the purchase and sale of the Stock, the payment of the Net Option Payment and the cancellation of the Options and the Warrants pursuant to this Agreement, the Purchaser shall own all of the outstanding shares (and rights to acquire shares) of capital stock of Arcon Holdings.

      NOW, THEREFORE, IT IS AGREED:

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                                    ARTICLE I

                                   DEFINITIONS

      ss.1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the respective meanings specified therefor below (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

      "Aggregate Closing Payment" shall have the meaning specified in Section
2.2.

      "Agreement" shall mean this Agreement, as amended, modified or supplemented from time to time.

      "Arcon Holdings" shall have the meaning specified in the preamble to this Agreement.

      "Audited Statements" shall have the meaning specified in Section 3.5.

      "Balance Sheet" shall have the meaning specified in Section 3.5.

      "Balance Sheet Date" shall have the meaning specified in Section 3.5.

      "Bank" shall mean Heller Financial, Inc.

      "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks located in New York, New York shall be authorized or required by law to close.

      "Claim" shall have the meaning specified in Section 10.3

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      "Closing" shall have the meaning specified in Section 2.4.

      "Closing Date" shall have the meaning specified in Section 2.4.

      "Code" shall have the meaning specified in Section 3.14.

      "Common Stock" shall have the meaning specified in the preamble to this Agreement.

      "Common Stock Holders" shall have the meaning specified in the preamble to this Agreement.

      "Common Stock Sellers" shall have the meaning specified in the preamble to this Agreement.

      "Companies" shall have the meaning specified in Article III.

      "Company" shall have the meaning specified in the preamble to this Agreement.

      "Company Property" shall have the meaning specified in Section 3.21.

      "Company Stock" shall have the meaning specified in the preamble to this Agreement.

      "Confidentiality Agreement" shall have the meaning specified in Section
6.3.

      "Damages" shall have the meaning specified in Section 10.2.

      "Deductions" shall have the meaning specified in Section 9.2.

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      "Determination" shall have the meaning specified in Section 10.3.

      "Dispute Notice" shall have the meaning specified in Section 9.1.

      "Employee Benefit Plans" shall have the meaning specified in Section 3.19.

      "Encumbrances" shall have the meaning specified in Section 3.7.

      "Environmental Claims" shall have the meaning specified in Section 3.21.

      "Environmental Law" shall have the meaning specified in Section 3.21.

      "ERISA" shall have the meaning specified in Section 3.19.

      "Escrow Account" shall have the meaning specified in Section 2.2.

      "Escrow Agent" shall have the meaning specified in Section 2.2.

      "Escrow Agreement" shall have the meaning specified in Section 7.14.

      "Escrow Amount" shall have the meaning specified in Section 2.2(b).

      "FSE Tax Indemnity" shall mean the Stock Purchase Agreement among Arcon Holdings, Arcon Acquisition Corp., FSE Holdings, Inc. and the Company, dated as of April 14, 1994.

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      "FSE Indemnifiable Amounts" shall have the meaning specified in Section
9.9.

      "GAAP" shall have the meaning specified in Section 3.5. "Hazardous Materials" shall have the meaning specified in Section 3.21.

      "HSR Act" shall have the meaning specified in Section 6.4.

      "Indemnified Party" shall have the meaning specified in Section 10.3.

      "Indemnifiable Amounts" shall have the meaning specified in Section
10.3(f).

      "Indemnifying Party" shall have the meaning specified in Section 10.3.

      "Indemnity Response" shall have the meaning specified in Section 10.3.

      "Independent Auditor" shall have the meaning specified in Section 9.1.

      "Insurable Amounts" shall have the meaning specified in Section 10.3(f).

      "Intellectual Property" shall have the meaning specified in Section 3.9.

      "IRS" shall have the meaning set forth in Section 3.19.

      "Material Adverse Effect" shall have the meaning specified in Section 3.1.

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      "Net Option Payment" shall mean, as to each Optionholder, the portion of the Aggregate Closing Payment payable to each Optionholder pursuant to Section 2.2(d) plus his respective portion of the Escrow Amount set forth under Column C of Annex I.

      "Option" shall have the meaning specified in the preamble to this Agreement.

      "Optionholders" shall have the meaning specified in the preamble to this Agreement.

      "Outstanding Indebtedness" shall mean the outstanding indebtedness for borrowed money of Arcon Holdings and the Company at the Closing (including unpaid interest thereon and penalties, if any, associated with the repayment thereof).

      "Overlap Period" shall have the meaning specified in Section 9.2.

      "PBGC" shall have the meaning set forth in Section 3.19.

      "Percentage Interest" of any Person shall mean the percentages as set forth across from such Person's name on Annex II attached hereto.

      "Permitted Encumbrances" shall have the meaning specified in Section 3.7.

      "Person" shall have the meaning specified in Section 3.11.

      "Personal Liability Amount" shall have the meaning specified in Section 10.2.

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      "Pre-Closing Period" shall have the meaning specified in Section 3.14.

      "Preferred Stock" shall have the meaning specified in the preamble to this Agreement.

      "Purchaser" shall have the meaning specified in the preamble to this Agreement.

      "Real Property" shall have the meaning set forth in Section 3.8.

      "Refund Requests" shall have the meaning specified in Section 9.1(a).

      "Required Sellers" shall mean such Sellers who hold in the aggregate more than 50% of the then issued and outstanding Common Stock held by all Sellers as of immediately prior to the Closing (calculated (i) as if all issued and outstanding shares of Preferred Stock were converted into shares of Common Stock and (ii) as if all Options have been fully exercised into shares of Common Stock).

      "Returns" shall have the meaning specified in Section 3.14.

      "Seller" and "Sellers" shall have the meanings specified in the preamble to this Agreement.

      "Sellers' Liability Amount" shall have the meaning set forth in Section 10.2.

      "Sellers' Representative" shall have the meaning specified in Section 9.1.

      "Series A Stock" shall have the meaning specified in the preamble to this Agreement.

      "Series A Stock Holders" shall have the meaning specified in the preamble to this Agreement.

      "Series B Stock" shall have the meaning specified in the preamble to this Agreement.

      "Series B Stock Holders" shall have the meaning specified in the preamble to this Agreement.

      "Single Employer Plan" shall have the meaning set forth in Section 3.19.

      "Stock" shall have the meaning specified in the preamble to this Agreement.

      "Stockholder" shall have the meaning specified in the preamble to this Agreement.

      "Tax Matter" shall have the meaning specified in Section 9.4.

      "Taxes" means all taxes, assessments, charges, duties, fees, levies or other governmental charges, including, without limitation, all Federal, state, local, foreign and other income, capital, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or

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not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.

      "Termination Date" shall have the meaning specified in Section 2.4.

      "Unaudited Statements" shall have the meaning specified in Section 3.5.

      "Warrants" shall have the meaning specified in the preamble to this Agreement.

                                   ARTICLE II

             PURCHASE OF STOCK; CANCELLATION OF OPTIONS AND WARRANTS

      ss.2.1 Purchase of Stock; Cancellation of Option and Warrants. Subject to the terms and conditions set forth in this Agreement, the Purchaser agrees to purchase from each of the Sellers on the Closing Date and each of the Sellers agrees to sell, assign, transfer and deliver to the Purchaser on the Closing Date, the shares of Stock so owned by such Seller. Subject to the terms and conditions of this Agreement, each of the Optionholders agrees to cancel such Optionholder's Options and to deliver to the Purchaser on the Closing Date, the cancelled Options. Subject to the terms of

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this Agreement, the Company agrees to cancel the Warrants and to deliver to the
Purchaser on the Closing Date the cancelled Warrants. The certificates representing the Stock shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank by each of the Sellers, transferring the same to the Purchaser with all necessary transfer tax and other revenue stamps affixed and cancelled. Each of the Sellers agrees to cure any deficiencies with respect to the endorsement of the certificates representing the Stock or with respect to the stock power accompanying any such certificates.

      ss.2.2 Price. In consideration for the sale to the Purchaser by Sellers of the Stock and the cancellation by the Optionholders of the Options, the Purchaser shall deliver at the Closing an aggregate cash amount equal to $32,000,000 (such amount, the "Aggregate Closing Payment") by wire transfer in immediately available funds as follows:

      (a) to the escrow agent (the "Escrow Agent") to be held in an escrow account (the "Escrow Account") pursuant to the provisions of the Escrow Agreement as contemplated by Section 10.2 hereof, an amount equal to $2,000,000 (the "Escrow Amount"), representing the sum of that portion of the Aggregate Closing Payment to be held in the Escrow Account as set forth under Column C of Annex I attached hereto;

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      (b) to the Bank, the amount of Outstanding Indebtedness owed to the Bank on the Closing Date to an account specified to the Purchaser at least two Business Days prior to the Closing (it being acknowledged and agreed that it is the intent of the parties hereto that such amount shall be deemed to have been paid to the Bank immediately prior to the Closing);

      (c) to the Shareholders' Representative an amount equal to $300,000 to an account specified by the Shareholders' Representative at least two Business Days prior to the Closing; and each Seller hereby acknowledges and agrees that such amount, together with any and all earnings in respect thereof (collectively, the "Sellers Amount"), will be used by the Sellers' Representative in its sole discretion to pay any and all costs and expenses of the Sellers' under this Agreement or in connection with the execution, delivery, performance or consummation of the transactions contemplated hereby, including, without limitation, to pay all costs and expenses of the Sellers' attorneys and accountants, to pay Taxes, expenses and other liabilities of the Sellers arising under Article IX (including, without limitation in connection with the preparation and filing of Tax Returns and Refund Requests) and Article X, and to pay the costs and expenses incurred by the Sellers' Representative in connection with or relating to its acting as Sellers' Representative hereunder or under the Escrow Agreement. Each Seller hereby irrevocably and unconditionally authorizes the Sellers' Representative to utilize in its sole discretion the Sellers Amount to make any and all of the foregoing payments and to otherwise utilize the Sellers Amount as provided above. In addition, each Seller acknowledges that the Sellers' Representative shall not be responsible for determining the foregoing amounts and that the Sellers Amount may not be sufficient to pay in full all of the foregoing amounts;

      (d) to each of the Optionholders (i) the balance of the Aggregate Closing Payment multiplied by his Percentage Interest minus (ii) the aggregate exercise price of the Options held by such Optionholder to the account specified by each of the Optionholders at least two Business Days prior to Closing; each of the Sellers hereby acknowledges and consents to the payment of the Net Option Payment to each of the Optionholders; and

      (e) to each of the Sellers (other than the Optionholders) the balance of the Aggregate Closing Payment multiplied by the Percentage Interest of such Seller to the account specified by each of the Sellers to the Purchaser at least two Business Days prior to Closing.

      ss.2.3 Cash on Hand. The Purchaser agrees and acknowledges that, any and all cash on hand of the Companies (or either of them) at or prior to the Closing shall be utilized in the sole discretion of the Companies including, without limitation, to pay bonuses to employees of the Companies, to prepay Outstanding Indebtedness and/or to purchase the Warrants.

      ss.2.4 Closing. The purchases and sales referred to in Section 2.1 (the "Closing") shall take place at 10:00 A.M. at the offices of White & Case, New York, New York within 10 Business Days after the later of the termination or expiration of the applicable waiting period (and any extension thereof) under the HSR Act or the satisfaction or waiver of all other conditions precedent set forth in Articles VII and VIII hereof, or at such other time and date (not later than October 31, 1996 (the "Termination Date")) as the parties hereto shall designate in writing. Such date is herein referred to as the "Closing Date."

                                   ARTICLE III

                        REPRESENTATIONS OF THE COMPANIES

      ss.3. Representations of the Company. Each of Arcon Holdings and the Company (collectively, the "Companies") hereby jointly and severally represents and warrants as of the date hereof to the Purchaser as follows:

      ss.3.1 Existence and Good Standing. Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

Each of the Companies has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Companies is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character or location of the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except where the failure to be so duly qualified or licensed would not have a material adverse effect on the business, operations, financial condition or results of operations of the Companies taken as a whole (a "Material Adverse Effect").

      ss.3.2 Capital Stock. Arcon Holdings has an authorized capitalization consisting of (i) 1,500,000 shares of Common Stock of which 41,175.1 shares are issued and outstanding, (ii) 100,000 shares of Class B Common Stock, $0.01 par value per share, none of which are issued and outstanding on the date hereof and none of which will be issued and outstanding at Closing, (iii) 32,000 shares of Series A Stock of which 31,944.8 shares are issued and outstanding, and (iv) 6,500 shares of Series B Stock of which 6,225.3 shares are issued and outstanding. The Company has an authorized capitalization consisting of 1,000 shares of Company Stock, of which 1,000 shares are issued and outstanding and held of record and beneficially by Arcon Holdings. All outstanding shares of capital stock of each of Arcon Holdings and the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 3.2 attached hereto, there are no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of Arcon Holdings or the Company.

      ss.3.3 Authorization and Validity of this Agreement. Each of the Companies has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by each of the Companies and the performance of their respective obligations hereunder have been duly authorized and approved by their respective Board of Directors and no other corporate action on the part of the Companies or action by the stockholders of the Companies is necessary to authorize the execution, delivery and performance of this Agreement by the Companies. This Agreement has been duly executed and delivered by each of the Companies and, assuming due execution of this Agreement by the Purchaser, is a valid and binding obligation of each of the Companies enforceable against each of the Companies in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

      ss.3.4 Subsidiaries and Investments. Neither Arcon Holdings (except for its ownership of the Company Stock) nor the Company owns any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity.

      ss.3.5 Financial Statements; No Material Changes. (a) The Company has heretofore furnished the Purchaser with consoli- dated audited balance sheets of Arcon Holdings and the Com- pany and audited balance sheets of the Company as of October 31, 1994, and October 31, 1995, respectively, together with related consolidated statements of operation, stockholders' equity and cash flows for the periods then ended, together with the report of Price Waterhouse LLP (collectively, the "Audited Statements"). The Audited Statements, including the footnotes thereto, have been prepared in accordance with generally accepted accounting principles consistently applied by the Companies throughout the periods indicated ("GAAP") and fairly present in all material respects the consolidated financial position of the Companies and the financial position of the Company, as applicable, at the respective dates thereof, and the consolidated results of the operations and cash flows of the Companies and the results of operations and cash flows of the Company for the respective periods indicated.

      (b) The Company has also heretofore furnished the Purchaser with a consolidated unaudited balance sheet of the Companies as of June 30, 1996, together with related consolidated statements of operations for the period then ended (collectively, the "Unaudited Statements"). The Unaudited Statements have been prepared in accordance with GAAP (except that the Unaudited Statements do not contain footnotes and do not reflect normal year end adjustments) and, except as disclosed on Schedule 3.5(b), fairly present in all material respects the consolidated financial position of the Companies at its date thereof and the results of the operations of the Companies for the period indicated. The unaudited balance sheet of the Companies dated June 30, 1996, is hereinafter referred to as the "Balance Sheet" and June 30, 1996, is hereinafter referred to as the "Balance Sheet Date."

      (c) Since October 31, 1995, there has been no (i) material adverse change in the business, operations, financial condition or results of operations of the Companies or (ii) material damage, destruction or loss to any asset or property, tangible or intangible, of the Companies which materially and adversely affects the ability of the Companies to conduct their respective business.

      ss.3.6 Books and Records. The minute books of Arcon Holdings, as previously made available to the Purchaser and its representatives, contain materially accurate records of all meetings of, and corporate actions taken by (including action taken by written consent), their respective shareholders and Boards of Directors. At Closing all of the books and records of Arcon Holdings will be in the possession of Arcon Holdings and the Company.

      ss.3.7 Title to Properties; Encumbrances. Except as set forth on Schedule
3.7 attached hereto and except for such properties and assets which have been sold or otherwise disposed of in the ordinary course of business, each of Arcon Holdings and the Company has good title to its material properties and assets (real and personal, tangible and intangible) owned by it (and good leasehold title to the material properties and assets leased by it), including, without limitation, the material properties and assets reflected in the Balance Sheet, subject to no encumbrance, lien, charge or other restriction of any kind or character ("Encumbrances"), except for (i) Encumbrances reflected in the Balance Sheet, (ii) Encumbrances for current taxes, assessments or governmental charges or levies on property not yet due and delinquent, (iii) Encumbrances arising by operation of law, (iv) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insur-ance and other social security legislation, (v) easements, rights-of-way, restrictions and other similar Encumbrances previously incurred in the ordinary course of business which, in respect of properties or assets of the Companies are not material and which, in the case of such encumbrances on the assets or properties of the Companies, do not materially detract from the value of any such properties or assets or materially interfere with any present use of such properties or assets, (vi) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Encumbrances arising in the ordinary course of business which are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings, (vii) deposits to secure the performance of bids, contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business,
(viii) statutory and contractual Encumbrances on the property of the Companies in favor of landlords securing leases, and (ix) Encumbrances in existence on the Closing Date and described on Schedule 3.7 attached hereto (Encumbrances of the type described in clauses (i) through (ix) above are hereinafter sometimes referred to as "Permitted Encumbrances").

      ss.3.8 Real Property. Schedule 3.8 attached hereto contains an accurate and complete list of all real property owned in whole or in part by Arcon Holdings or the Company (the "Real Property"). With respect to all of the buildings, structures and appurtenances situated on the Real Property, each of the Companies has adequate rights of ingress and egress for operation of the business of the Companies in the ordinary course consistent with past practice. None of such buildings, structures or appurtenances, nor the operation or maintenance thereof, violates any restrictive covenant or encroaches, on any property owned by others, except for such violations, encumbrances or encroachments which would not have a Material Adverse Effect.

      ss.3.9 Intellectual Property. All licenses, patents, trade names, trademarks and service marks (collectively, the "Intellectual Property") owned by Arcon Holdings or the Company are set forth on Schedule 3.9 attached hereto. All such Intellectual Property is, to the Companies' knowledge, in full force and effect and neither Arcon Holdings nor the Company has received any written, or to its knowledge, oral notice of any event, inquiry, investigation or proceeding threatening the validity of any such Intellectual Property, except as set forth on Schedule 3.9.

      ss.3.10 Leases. Schedule 3.10 attached hereto contains a list of all leases or sub-leases to which Arcon Holdings or the Company is a party requiring an annual aggregate payment of at least $25,000. Except as otherwise set forth in Schedule 3.10 attached hereto, each lease or sub-lease set forth in Schedule 3.10 is in full force and effect; all rents and additional rents due to date from Arcon Holdings or the Company on each such lease or sub-lease have been paid; neither Arcon Holdings nor the Company has received written notice (nor, to the knowledge of the Companies, oral notice) that it is in material default under any such lease or sublease; and, to the knowledge of the Companies, there exists no default by either of the Companies or any other party under such lease or sub-lease, except for such defaults which would not have a Material Adverse Effect.

      ss.3.11 Material Contracts. Except as set forth on Schedule 3.10 and
Schedule 3.11 attached hereto, neither Arcon Holdings nor the Company is bound by (a) any agreement, contract or commitment that involves the performance of services or the delivery of goods and/or materials by it of an amount or value in excess of $25,000, (b) any agreement, contract or commitment not in the ordinary course of business, (c) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock, (d) any agreement, contract or commitment relating to capital expenditures in excess of $25,000, (e) any agreement, indenture or instrument relating to indebtedness, liability for borrowed money or the deferred purchase price of property (excluding trade payables in the ordinary course of business), (f) any loan or advance to, or investment in, any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or other entity (each a "Person"), any agreement, contract or commitment relating to the making of any such loan, advance or investment or any agreement, contract or commitment involving a sharing of profits, other than loans or advances to employees of Arcon Holdings and the Company in the ordinary course of business not in excess of $5,000 in any individual instance (g) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than in the ordinary course of business), (h) any management service, consulting or any other similar type of contract, (i) any agreement, contract or commitment limiting the ability of Arcon Holdings or the Company to engage in any line of business or to compete with any Person, (j) any warranty, guaranty or other similar undertaking with respect to a contractual performance extended by Arcon Holdings or the Company other than in the ordinary course of business, or (k) any amendment, modification or supplement in respect of any of the foregoing. Except as otherwise set forth on Schedule 3.11, each contract or agreement set forth on

Schedule 3.11 is, to the knowledge of the Companies, in full force and effect and there exists no default or event of default by the Companies thereunder, except for such defaults which would not have a Material Adverse Effect.

      ss.3.12 Consents and Approvals; No Violations. Except as set forth in
Schedule 3.12 attached hereto, the execution and delivery of this Agreement by Arcon Holdings and the Company and the consummation of the transactions contemplated hereby to be consummated by the Companies (a) will not violate or contravene any provision of the Certificate of Incorporation or By-laws of Arcon Holdings or the Company, (b) except as may be required under the HSR Act will not violate or contravene any statute, rule, regulation, order or decree of any public body or authority by which Arcon Holdings or the Company is bound or by which any of its respective properties or assets are bound, (c) except as may be required under the HSR Act will not require by Arcon Holdings or the Company any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, or any other Person and (d) will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of Arcon

Holdings or the Company under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which Arcon Holdings or the Company is a party, or by which it or any of their respective properties or assets is bound, except, in the case of clauses (c) and (d), for such filing, permit, consent or approval, the absence of which, and violations, breaches, defaults, conflicts and Encumbrances which, in the aggregate would not have a Material Adverse Effect.

      ss.3.13 Litigation. Except as set forth on Schedule 3.13 attached hereto, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceed- ing by or before (or to the knowledge of the Companies any investigation by) any governmental or other instrumentality or agency, pending, or, to the knowledge of the Companies, threatened, against Arcon Holdings or the Company or any material portion of their respective properties or rights which, if adversely determined, would materially and adversely affect the right or ability of Arcon Holdings or the Company to carry on its business as now conducted, or which would have a Material Adverse Effect; and neither Arcon Holdings nor the Company knows of any valid basis for any such action, proceeding or investigation. Neither Arcon

Holdings nor the Company is subject to any judgment, order or decree entered in any lawsuit or proceeding which would have a Material Adverse Effect.

      ss.3.14 Taxes. Except as set forth in Schedule 3.14: (a) Tax Returns. Each of Arcon Holdings and the Company has timely filed or caused to be timely filed or will timely file or cause to be timely filed with the appropriate taxing authorities all returns, statements, forms and reports for Taxes ("Returns") that are required to be filed by, or with respect to, either of them on or prior to the Closing Date. The Returns have accurately reflected and will accurately reflect all material liability for Taxes of Arcon Holdings and the Company for the periods and the type covered thereby.

      (b) Payment of Taxes. All material Taxes and Tax liabilities of Arcon Holdings and the Company for all taxable years or periods that end on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date ("Pre-Closing Periods") have been timely paid or accrued and adequately disclosed on the books and records of the Companies in accordance with GAAP.

      (c) Other Tax Matters. (i) (A) there are no audits or other examinations of Taxes by the appropriate tax authori- ties of any nation, state or locality currently in progress

(or to the knowledge of Companies scheduled as of the Closing Date to be conducted), (B) there have been no audits or other examinations relating to Federal income taxes of Arcon Holdings or the Company which have resulted in an adjustment in Federal income tax liability, (C) there are no taxable years or other taxable periods of Arcon Holdings or the Company which will not be subject to the normally applicable statute of limitations by reason of the existence of circumstances that would cause any such statute of limitations for applicable Taxes to be extended, (D) no taxing authority has notified Arcon Holdings or the Company that it has proposed or assessed any adjustments or assessed any deficiency relating to any Returns for Tax liability of Arcon Holdings or the Company and (E) neither Arcon Holdings nor the Company has received any written notice from any taxing authority relating to any issue which could affect the Tax liability of Arcon Holdings or the Company, which issue has not been finally determined and which, if determined adversely to Arcon Holdings or the Company, could result in a Tax liability.

            (ii) Except for the consolidated, unitary or combined Returns filed by Arcon Holdings that have included the Company, as set forth on Schedule 3.14 hereto, the Companies have not been included in any "consolidated," "unitary" or "combined" Return provided for under the law of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired.

            (iii) All Taxes which Arcon Holdings or the Company is (or was) required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

            (iv) Neither Arcon Holdings nor the Company is a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code").

            (v) There are no tax sharing, allocation, indemnification or similar agreements or arrangements in effect as between Arcon Holdings or the Company or any predecessor or affiliate thereof and any other party (including any of the Sellers and any predecessor or affiliate thereof) under which the Purchaser, Arcon Holdings or the Company could be liable for any Taxes or other claims of any party.

            (vi) Neither Arcon Holdings nor the Company has applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar pro-vision of the Code or the corresponding tax laws of any nation, state or locality.

            (vii) At and after giving effect to Closing there will not be any indebtedness of Arcon Holdings or the Company that consists of "corporate acquisition indebtedness" within the meaning of Section 279 of the Code.

            (viii) Neither Arcon Holdings nor the Company is a party to any agreement that would require it to make any payment that would constitute an "excess parachute payment" for purposes of Sections 280G and 4999 of the Code.

      ss.3.15 Liabilities. Neither Arcon Holdings nor the Company has any outstanding indebtedness or other liabilities, contingent or otherwise, except
(i) as set forth in the Balance Sheet or referred to in the footnotes in the Audited Statements, (ii) liabilities incurred subsequent to the Balance Sheet Date in the ordinary course of business, (iii) as set forth in Schedule 3.15 and
(iv) liabilities which would not have a Material Adverse Effect.

      ss.3.16 Insurance. Schedule 3.16 contains an accurate listing of all policies of property, fire and casualty, product liability, workers compensation and other forms of insurance owned or held by Arcon Holdings or the Company. The Companies have not received (i) any written notice of cancellation of any policy described in such Schedule or refusal of coverage thereunder, (ii) any written notice that any issuer of such policy has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated, or
(iii) any other written notice that such policies are no longer in full force or effect.

      ss.3.17 Compliance with Laws. Except as set forth on Schedule 3.17, the Companies are in compliance with all applicable laws, regulations, orders, judgments and decrees, except where the failure to so comply would not have a Material Adverse Effect.

      ss.3.18 Employment Relations. Except as set forth on Schedule 3.18: (a) The Companies are in compliance with all Federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, and are not engaged in any unfair labor practice, except where the failure to so comply would not have a Material Adverse Effect;

      (b) no unfair labor practice complaint against the Companies is pending before the National Labor Relations Board;

      (c) there is no labor strike, slowdown or stoppage actually pending or to the Companies' knowledge, threatened against the Companies;

      (d) neither Arcon Holdings nor the Company is a party to any collective bargaining agreement and no collective bar-gaining agreement is currently being negotiated by the Companies; and

      (e) except for written claims for benefits in the ordinary course, no claim in respect of the employment of any employee has been asserted or, to the knowledge of the Companies, threatened, against the Companies.

      ss.3.19 Employee Benefit Plans. (a) List of Plans. Set forth in Schedule
3.19 attached hereto is an accurate and complete list of all domestic and foreign (i) "employee benefit plans," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"); (ii) bonus, stock option, stock purchase, restricted stock, incentive, profit-sharing, pension, retirement, deferred compensation, medical, life, disability, accident, accrued leave, vacation, sick pay, sick leave, supplemental retirement and unemployment benefit plans and/or programs (whether or not insured); and (iii) employment, consulting, termination, and severance contracts or agreements; for active, retired or former employees or directors, whether or not any such plans, programs, arrangements, commitments, contracts, agreements and/or practices (referred to in (i), (ii) or (iii)) are in writing or are otherwise exempt from the provisions of ERISA; that have been established, maintained or contributed to (or with respect to which an obligation to contribute has been undertaken by Arcon Holdings or the Company or with respect to which any potential liability is borne by Arcon Holdings or the Company (including, for this purpose and for the purpose of all of the representations in Sections 3.19(c) and (d), any predecessors to Arcon Holdings or the Company and all employers (whether or not incorporated) that are by reason of common control treated together with Arcon Holdings or the Company as a single employer (A) within the meaning of Section 414 of the Code or (B) as a result of Arcon Holdings or the Company being or having been a general partner of any such employer in each case while treated as a single employer with Arcon Holdings or the Company, within the last six years from the date hereof ("Employee Benefit Plans").

      (b) Status of Plans. Each Employee Benefit Plan has at all times been maintained and operated in compliance with its terms and the requirements of all applicable laws, including, without limitation, ERISA and the Code except where failure to so comply will not have a Material Adverse Affect. Except as set forth on Schedule 3.19 attached hereto, (i) no complete or partial termination of any Employee Benefit Plan has occurred or is expected to occur and (ii) neither Arcon Holdings nor the Company has any commitment, intention or understanding to create, modify or terminate any Employee Benefit Plan. Except as required by applicable law, no condition or, to the Company's or Arcon Holding's knowledge, circumstance exists, that would prevent the amendment or termination of any Employee Benefit Plan. No event has occurred and, to the Company's or Arcon Holding's knowledge, no condition or circumstance has existed, that could result in a material increase in the benefits under or the expense of maintaining any Employee Benefit Plan from the level of benefits or expense incurred for the most recent fiscal year ended thereof other than premium increases in the normal course.

      (c) Liabilities. No Employee Benefit Plan subject to Section 412 of the Code or Section 302 of ERISA has incurred any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, respectively, or has applied for or obtained a waiver from the Internal Revenue Service ("IRS") of any minimum funding requirement under Section 412 of the Code. Except as set forth in Schedule 3.19, neither Arcon Holdings nor the Company currently maintains, sponsors or is required to make contributions, nor within the previous six years maintained, contributed to, or was required to make contributions, to any "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) which is subject to Title IV of ERISA. Neither Arcon Holdings nor the Company has ever contributed to or had any obligation to contribute to (or borne any liability with respect to) any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

            Neither Arcon Holdings nor the Company maintains any Employee Benefit Plan which is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code) that has not been administered and operated in all respects in substantial compliance with the applicable requirements of Section 601 of ERISA and Section 4980B(f) of the Code and neither Arcon Holdings nor the Company is subject to any material liability, including, without limitation, additional contributions, fines, penalties or loss of tax deduction as a result of such administration and operation. Except as set forth on Schedule 3.19, neither Arcon Holdings nor the Company maintains any Employee Benefit Plan (whether qualified within the meaning of Section 401(a) of the Code or nonqualified) providing for retiree health and/or life benefits and having unfunded liabilities. Neither Arcon Holdings nor the Company maintains any Employee Benefit Plan which is an "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) that has provided any "disqualified benefit" (as such term is defined in Section 4976(b) of the Code) with respect to which an excise tax could be imposed.

            Except as set forth in Schedule 3.19, neither Arcon Holdings nor the Company has any unfunded liabilities pursuant to any Employee Benefit Plan that is not intended to be qualified under
Section 401(a) of the Code.

            Neither Arcon Holdings nor the Company has incurred any liability for any tax or excise tax arising under Section 4971, 4977, 4978, 4978B, 4979, 4980 or 4980B of the Code, and no event has occurred and is continuing and, to each of their knowledge, no condition or circumstance has existed and is continuing that could give rise to any such liability.

            There are no actions, suits or claims pending, or, to the knowledge of Arcon Holdings and the Company, threatened, anticipated or expected to be asserted against any Employee Benefit Plan or the assets of any such plan (other than routine claims for benefits and appeals of denied routine claims). No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B,
Part 5 of ERISA is pending, or to the knowledge of Arcon Holdings and the Company, threatened, anticipated, or expected to be asserted against Arcon Holdings or the Company or any fiduciary of any Employee Benefit Plan, in any case with respect to any Employee Benefit Plan. No Employee Benefit Plan or, to the knowledge of Arcon Holdings and the Company, any fiduciary thereof has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency which audit, investigation or examination has not been settled.

      (d) Contributions. Full payment has been made of all amounts which Arcon Holdings or the Company is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which Arcon Holdings or the Company is a party, to have paid as contributions thereto as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof which are required to be contributed as of the date hereof. All such contributions have been fully deducted for income tax purposes to the extent permitted by applicable law and no such deduction has been challenged or, to the knowledge of the Company and Arcon Holdings after due inquiry, disallowed, by any governmental entity, and to the knowledge of Arcon Holdings and the Company no event has occurred and no condition or circumstance has existed that could give rise to any such challenge or disallowance. Each of Arcon Holdings and the Company has made adequate provision for reserves to meet contributions that have accrued but that have not been made because they are not yet due under the terms of any Employee Benefit Plan or related agreements. Except as set forth in Schedule 3.19, benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

      (e) Tax Qualification. Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined to be so qualified by the Internal Revenue Service. Each trust established in connection with any Employee Benefit Plan which is intended to be exempt from Federal income taxation under
Section 501(a) of the Code has been determined to be so exempt by the Internal Revenue Service. Since the date of each most recent determination referred to in this paragraph (f), no event has occurred and no condition or, to the knowledge of Arcon Holdings and the Company, circumstance has existed that resulted or is likely to result in the revocation of any such determination or that could adversely affect the qualified status of any such Employee Benefit Plan or the exempt status of any such trust.

      (f) Transactions. No "reportable event" (as such term is defined in Section 4043 of ERISA) for which the 30-day notice requirement has not been waived by the PBGC has occurred or is expected to occur with respect to any Employee Benefit Plan. Neither Arcon Holdings nor the Company nor any of their respective directors, officers, employees or, to the knowledge of Arcon Holdings and the Company, other persons who participate in the operation of any Employee Benefit Plan or related trust or funding vehicle, has engaged in any transaction with respect to any Employee Benefit Plan or breached any applicable fiduciary responsibilities or obligations under Title I of ERISA that would subject any of them to a tax, penalty or liability for prohibited transactions under ERISA or the Code or would result in any claim being made under, by or on behalf of any such Employee Benefit Plan by any party with standing to make such claim.

      (g) Triggering Events. The execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Employee Benefit Plan or program, whether or not legally enforceable, which will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits to any employee or former employee or director of Arcon Holdings and/or the Company. Except as set forth in Schedule 3.19, no Employee Benefit Plan provides for the payment of severance benefits upon the termination of an employee's employment.

      (h) Documents. Arcon Holdings and/or the Company has delivered or caused to be delivered to Purchaser and its counsel true and complete copies of the following documents in connection with each Employee Benefit Plan (where applicable): (i) all Employee Benefit Plans as in effect on the date hereof, together with all amendments thereto, including, in the case of any Employee Benefit Plan not set forth in writing, a written description thereof; (ii) all current summary plan descriptions, summaries of material modifica-tions thereof, and material written employee communications; (iii) all current trust agreements, declarations of trust and other documents establishing other funding arrangements (and all amendments thereto and the latest financial statements thereof); (iv) the most recent Internal Revenue Service determination letter obtained with respect to each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code or exempt under Section 501(a) of the Code; (v) the annual report on Internal Revenue Service Form 5500-series for each of the last three plan years for each Employee Benefit Plan required to file such form; (vi) the most recently prepared financial statements; and (vii) all contracts relating to each Employee Benefit Plan, including, without limitation, service provider agreements, insurance contracts, annuity contracts, investment management agreements, subscription agreements, participation agreements, and recordkeeping agreements.

      ss.3.20 Interests in Customers, Suppliers, etc. Except as set forth on
Schedule 3.20 attached hereto, none of the Sellers nor, to the knowledge of the Companies or any officer or director of Arcon Holdings or the Company, possesses, directly or indirectly, any ownership interest in, or is a director, officer or employee of, any Person which is a supplier, customer, lessor, lessee, licensor, developer or competitor of Arcon Holdings or the Company. Ownership of securities of a company whose securities are registered under the Securities Exchange Act of 1934 of 5% or less of any class of such securities shall not be deemed to be a financial interest for purposes of this Section 3.20.

      ss.3.21 Environmental Laws and Regulations. Except as set forth on
Schedule 3.21 and except for that which would not have a Material Adverse
Effect:

      (a) Hazardous Materials (as hereinafter defined) have not been generated, used, treated stored, released or disposed by Arcon Holdings or the Company or, to the knowledge of the Companies, by any other Person on any Company Property, except in substantial compliance with Environmental Laws.

      (b) Each of Arcon Holdings and the Company is in substantial compliance with Environmental Laws (as hereinafter defined) and the requirements of permits issued under such Environmental Laws with respect to the Companies' business, operations and any Company Property.

      (c) There are no pending or, to the knowledge of the Companies, threatened Environmental Claims (as hereinafter defined) against Arcon Holdings, the Company or any Company Property.

      (d) There are no facts, circumstances, conditions or occurrences regarding the Companies' past or present business or operations or any Company Property or former Company

Property that could reasonably be anticipated (i) to form the basis of an Environmental Claim against Arcon Holdings, the Company or any Company Property or (ii) to cause such Company Property to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law.

      (e) For purposes of this Section 3.21 the following definitions shall apply:

            "Company Property" means any real property and improvements owned, leased, used, operated or occupied by Arcon Holdings or the Company.

            "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any applicable Environmental Law.

            "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law in effect and in each case as amended as of the Closing Date, and any judicial or administrative interpretation thereof as of the Closing Date, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. ss. 6901 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 9601 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq.; the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss.651 et seq.; and their state and local counterparts and equivalents.

            "Environmental Claims" means administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings by, from or in favor of any governmental or regulatory authorities or any other party or entity alleging liability (a) for enforcement, cleanup, investigatory, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) for damages, contribution, indemnification, cost recovery, com-pensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

      (e) The Purchaser agrees that the only representations and warranties of Arcon Holdings and the Company or the Sellers herein as to Environmental Laws, Environmental Claims and all other environmental-related matters are those contained in this Section 3.21.

      ss.3.22 Bank Accounts, Powers of Attorney. Set forth on Schedule 3.22 attached hereto is an accurate and complete list showing (a) the name and address of each bank in which Arcon Holdings or the Company has a material account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto and (b) the names of all persons, if any, holding powers of attorney from Arcon Holdings or the Company.

      ss.3.23 Compensation of Employees. The Company has previously provided the Purchaser with an accurate and complete list for fiscal year 1995 showing the names of all persons employed by the Company who received more than $50,000 in 1995 cash compensation (including, without limitation, salary, commission and bonus) and who are employed by the Companies as of the date hereof. Such list sets forth the present salary or hourly wage (including, without limitation, salary, commission and bonus) and fringe benefits (excluding Employee Benefit Plans set forth on Schedule 3.19), of each such person.

      ss.3.24 Conduct of Business. Except as disclosed on Schedule 3.24 attached hereto and except as expressly contemplated by this Agreement, since October 31, 1995, neither Arcon Holdings nor the Company has taken any action which, if taken subsequent to the execution of this Agreement and on or prior to the Closing Date, would constitute a breach of the Companies' agreements set forth in clauses (a) through and including (m) of Section 6.1.

      ss.3.25 Customer Relations. Except as set forth on Schedule 3.25 attached hereto, neither Arcon Holdings nor the Company has, since June 30, 1996, received written notice (nor, to the knowledge of the Companies, any oral notice) from any of the top ten customers of Arcon Holdings or the Company (based on 1995 revenues of the Companies) that any such customer intends to reduce the volume or dollar amount of purchases from Arcon Holdings or Company which could have a Material Adverse Effect.

      ss.3.26 Condition of Assets. The assets and properties utilized in and material to the conduct of the Companies' business, whether owned or leased, are in the aggregate adequate operating condition and repair (normal wear and tear excepted) and are adequate for the purposes for which they are presently being used.

      ss.3.27 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of Arcon Holdings, the Company or the Sellers, is, or will be, entitled to any commission or broker's or finder's fees from Arcon Holdings or the Company, or from any Person controlling, controlled by or under common control with the Company, in connection with any of the transactions contemplated by this Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS OF THE SELLERS

      ss.4. Representations of the Sellers. Each of the Sellers represents and warrants as of the date hereof (severally and not jointly and with each Seller's personal liability expressly limited as set forth in Article X) as to such Seller to the Purchaser as follows:

      ss.4.1 Ownership of Stock. Each of the Sellers is the lawful owner of the Stock and/or the Options listed under column B on Annex I attached hereto, free and clear of all liens, encumbrances, restrictions and claims of every kind. Such Seller has the (partnership in the case of Northwood Ventures and Kuhn, Loeb & Co.; and limited liability company in the case of Northwood Capital Partners LLC) full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and convey such shares of Stock pursuant to this Agreement, and the delivery to the Purchaser of such shares of Stock pursuant to the provisions of this Agreement will transfer to the Purchaser good title thereto, free and clear of all Encumbrances, except for those encumbrances created by the Purchaser or its affiliates in connection with the acquisition by the Purchaser of such shares pursuant to this Agreement.

      ss.4.2 Authorization and Validity of Agreement. Northwood Ventures is a limited partnership validly existing and in good standing under the laws of the State of New York. Kuhn, Loeb & Co. is a general partnership, validly existing and in good standing under the laws of the State of New York. Northwood Capital Partners, LLC is a limited liability company, validly existing and in good standing under the laws of the State of New York. Such Seller has the requisite (partnership in the case of Northwood Ventures and Kuhn, Loeb & Co.; and limited liability company in the case of Northwood Capital Partners LLC) power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated to be performed by it hereby. This Agreement has been duly executed and delivered by such Seller and, assuming the due execution of this Agreement by the Purchaser, is a valid and binding obligation of such Seller, enforceable against such

Seller in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles. The representations and warranties of Northwood Ventures, Kuhn, Loeb & Co. and Northwood Capital Partners, LLC set forth in this Section 4.2 are made only by Northwood Ventures, Kuhn, Loeb & Co. and Northwood Capital Partners LLC, respectively, as to itself, and not by any other Seller.

      ss.4.3 Restrictive Documents. Subject to the termination or expiration of all applicable waiting periods under the HSR Act, such Seller is not subject to any mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree, or any other restriction of any kind or character which would prevent consummation by such Seller of the transactions contemplated by this Agreement.

      ss.4.4 Consents. Except as may be required under the HSR Act or as set forth on Schedule 4.4 hereto, no consents, approvals or authorizations of, or filings with, any governmental authority or any other person or entity are required in connection with the execution and delivery of this Agreement by such Seller and the consummation of the transactions contemplated hereby to be consummated by it.

      ss.4.5 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of such Seller is, or will be, entitled to any commission or broker's or finder's fees from Arcon Holdings, the Company, or from any Person controlling, controlled by or under common control with the Company, in connection with any of the transactions contemplated by this Agreement.

                                    ARTICLE V

                        REPRESENTATIONS OF THE PURCHASER

      ss.5. Representations of the Purchaser. The Purchaser represents and warrants as of the date hereof to the Companies and each of the Sellers as follows:

      ss.5.1 Existence and Good Standing; Power and Authority. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has the requisite corporate power and authority to enter into, execute and deliver this Agreement and perform its obligations hereunder. This Agreement has been duly authorized and approved by the Purchaser and, assuming the due execution of this Agreement by each of the Sellers, is a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

      ss.5.2 Restrictive Documents; No Legal Bar. The Purchaser is not subject to any mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree, or any other restriction of any kind or character which would prevent consummation by it of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by the Purchaser, nor the consummation of the transactions contemplated hereby by the Purchaser, (i) violates any provision of the certificate of incorporation or by-laws of the Purchaser, (ii) except for the termination or expiration of all applicable waiting periods under the HSR Act, constitutes a violation of any applicable law, or (iii) violates or conflicts with, or results in any breach of any of the terms of any material contract, commitment, agreement, or lease of any kind to which the Purchaser is a party or by which the Purchaser or any of its assets are bound including, without limitation, the financing documents contemplated by the commitment letter referred to in Section 7.10.

      ss.5.3 Purchase for Investment. The Purchaser will acquire the Stock for its own account for investment and not with a view toward any resale or distribution of all or any part thereof; provided, however, that the disposition of the

Purchaser's property shall at all times remain within the sole control of the Purchaser.

      ss.5.4 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of the Purchaser is, or will be, entitled to any commission or broker's or finder's fees from the Seller in connection with any of the transactions contemplated by this Agreement.

      ss.5.5 Litigation; Disputes. There is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or, to the knowledge of the Purchaser any investigation by) any governmental or other instrumentality or agency, pending, or, to the knowledge of the Purchaser, threatened, against the Purchaser which challenges the validity of this Agreement, or which if adversely determined, would adversely materially affect its ability to consummate the transactions contemplated by this Agreement; and the Purchaser knows of no valid basis for any such action, proceeding or investigation.

      ss.5.6 Consents. Except as may be required under the HSR Act or as set forth on Schedule 5.6 hereto, no consents, approvals or authorizations of, or filings with, any governmental authority or any other person or entity are required in connection with the execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby to be consummated by it.

                                   ARTICLE VI

                     TRANSACTIONS PRIOR TO THE CLOSING DATE

      ss.6.1 Conduct of Business of the Companies. During the period from the date of this Agreement to the Closing Date, the Companies shall conduct their operations only according to its ordinary course of business; use their reasonable efforts to preserve intact its business organizations, keep available the services of their officers and employees and maintain its relationships and goodwill with licensors, suppliers, distributors, customers, landlords, agents and others having business relationships with it; confer with the Purchaser (as reasonably requested by the Purchaser during normal business hours without undue interruption) concerning the business, operations and finances of the Companies. Notwithstanding the immediately preceding sentence, prior to the Closing Date, except as permitted in Section 2.3 and otherwise except as may be first approved in writing by the Purchaser, each of Arcon Holdings and the Company shall, (a) refrain from amending or modifying its Certificate of Incorporation or By-Laws from its form on the date of this Agreement, (b) refrain from paying or increasing any bonuses, salaries, or other compensation to any director, officer, employee or stockholder or entering into any employment, severance, or similar agreement with any director, officer, or employee other than, in each case, in the ordinary course of business consistent with past practice or as disclosed to the Purchaser pursuant to Section 3.23 hereof, (c) except as set forth on Schedule 3.19, refrain from the adopting or increasing of any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any of its employees, (d) refrain from entering into any material contract or commitment except material contracts and commitments in the ordinary course of business consistent with past practice, (e) refrain from increasing its indebtedness for borrowed money, except borrowings in the ordinary course of business, (f) refrain from cancelling or waiving any claim or right of substantial value which individually or in the aggregate is material other than in the ordinary course of business, (g) refrain from declaring or paying any dividends in respect of its capital stock or redeeming, purchasing or otherwise acquiring any of its capital stock, (h) refrain from making any material change in accounting methods or practices, except as required by law or generally accepted accounting principles, (i) refrain from issuing or selling any shares of capital stock or any other securities, or issuing any securities convertible into, or options, warrants or rights to purchase or subscribe to, or entering into any arrangement or contract with respect to the issue and sale of, any shares of its capital stock or any other securities, or making any other changes in its capital structure, except pursuant to outstanding options or other rights disclosed on Schedule 3.2 attached hereto, (j) refrain from selling, leasing or otherwise disposing of any material asset or property other than the sale of inventory and other assets in the ordinary course of business consistent with past practices, (k) refrain from entering into any commitment for the making of a capital expenditure, except in the ordinary course of business consistent with past practice, (l) refrain from writing off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material and (m) refrain from agreeing in writing to do any of the foregoing.

      ss.6.2 Exclusive Dealing. During the period from the date of this Agreement to the earlier of the termination of this Agreement and the Closing Date, none of the Sellers, Arcon Holdings or the Company shall take any action to, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person, other than the Purchaser, concerning any purchase of any capital stock of Arcon Holdings or the Company or any merger, sale of all or substantially all assets or similar transaction involving Arcon Holdings or the Company.

      ss.6.3 Review of the Companies. Upon reasonable notice, during normal business hours and without undue interruption, the Companies shall permit the Purchaser and its representatives to have, after the date of execution of this Agreement, full access to the premises and to all the books and records of the Companies and to cause the officers of the Companies to furnish the Purchaser with such financial and operating data and other information with respect to the business and properties of the Company as the Purchaser shall from time to time reasonably request. The parties hereto acknowledge that the Purchaser, Arcon Holdings, the Company and the Sellers have entered into a Confidentiality Agreement dated December 6, 1995 (the "Confidentiality Agreement") and that information obtained during any such review will be subject to the terms of the Confidentiality Agreement.

      ss.6.4 Reasonable Efforts. Each of Arcon Holdings, the Company, the Sellers and the Purchaser shall reasonably cooperate and use their respective reasonable best efforts to cause to be made the filing of Notification and Report Forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") with the Federal Trade Commission and the Antitrust Division of the Department of Justice) and to obtain, prior to the Closing Date, all required consents and approvals of parties to contracts with Arcon Holdings or the Company set forth in Schedule 3.12 attached hereto and designated by an asterisk and to fulfill the conditions to the sale contemplated hereby.

      ss.6.5 Agreement by the Purchaser Regarding No Other Representations or Warranties by the Sellers. The Purchaser agrees that except for the representations and warranties expressly set forth in Articles II and III of this Agreement, neither Arcon Holdings, the Company nor any of the Sellers nor any affiliate thereof has made and shall not be construed as having made to the Purchaser or to any representative or affiliate thereof any representation or warranty of any kind. Without limiting the generality of the foregoing, the Purchaser agrees that neither Arcon Holdings, the Company nor any of the Sellers nor any affiliate thereof makes or has made any representation or warranty to the Purchaser or to any representative or affiliate thereof with respect to any projections, estimates or budgets heretofore or hereafter delivered to or made available to the Purchaser or its counsel, accountants, advisors, lenders, representatives or affiliates of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Companies or the future business, operations or affairs of the Companies.

      ss.6.6 Satisfaction of Financing Condition. The Purchaser shall use all reasonable efforts to satisfy the condition set forth in Section 7.10 on or prior to the Termination Date.

                                   ARTICLE VII

                    CONDITIONS TO THE PURCHASER'S OBLIGATIONS

      ss.7. Conditions to the Purchaser's Obligations. The obligation of the Purchaser to purchase the Stock contemplated by this Agreement is conditioned upon satisfaction, at or prior to the Closing, of the following conditions:

      ss.7.1 Opinions of Counsel. The Companies shall have furnished the Purchaser with an opinion, dated the Closing Date, of Haythe & Curley, in form and in substance reasonably acceptable to the Purchaser and its counsel.

      ss.7.2 Good Standing and Other Certificates. The Purchaser shall have received (a) copies of the charters, including all amendments thereto, in each case certified by the Secretary of State or other appropriate official of the jurisdiction of incorporation of each of Arcon Holdings and the Company, (b) a certificate from the Secretary of State or other appropriate official of the jurisdiction of incorporation of each of Arcon Holdings and the Company to the effect that such company is in good standing and listing all charter documents of such company on file, (c) a certificate from the Secretary of State or other appropriate official in each State in which each of Arcon Holdings and the Company is qualified to do business to the effect that such company is in good standing in such State, (d) a certificate as to the tax status of each of Arcon Holdings and the Company from the appropriate official in their respective jurisdictions of incorporation and each state in which such company is qualified to do business and (e) a copy of the By-Laws of Arcon Holdings and the Company certified by the Secretary of such company as being true and correct and in effect on the Closing Date.

      ss.7.3  [Intentionally Omitted].

      ss.7.4 Truth of Representations and Warranties. The representations and warranties of the Companies contained in this Agreement and the representations and warranties of the Sellers contained in this Agreement shall be true and correct in all material respects (other than those representations and warranties of the Companies and the Sellers which are qualified by "materiality," "material adverse effect" or words of equivalent import, which shall be true and correct) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the Companies and the Seller shall have each delivered to the Purchaser a certificate, dated the Closing Date, to such effect.

      ss.7.5 Performance of Agreements. All of the agreements of the Companies and the Sellers to be performed prior to the

Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects, and the Companies and the Sellers shall have each delivered to the Purchaser a certificate, dated the Closing Date, to such effect.

      ss.7.6 No Litigation Threatened. No action or proceedings shall have been instituted or, to the knowledge of the Companies or the Sellers, threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby.

      ss.7.7 Third Party Consents; Governmental Approvals. All consents, approvals or waivers, if any, disclosed on Schedules 3.12 or 5.6 attached hereto and designated by an asterisk or required in connection with the consummation of the transactions contemplated by this Agreement shall have been received.

      ss.7.8 Termination of Security Interests. All security interests, liens, mortgages, claims or other encumbrances of any kind securing Outstanding Indebtedness shall be released.

      ss.7.9 Resignations. All members of the Board of Directors of the Companies shall have tendered their resignation from such positions effective at the Closing.

      ss.7.10 Financing. The Purchaser shall have received financing on substantially the same terms and conditions as set forth in the commitment letter of Bankers Trust company dated August 27, 1996, a copy of which has been delivered to the Seller's Representative.

      ss.7.11  [Intentionally omitted]

      ss.7.12 FIRPTA. The Sellers shall have furnished to the Purchaser, on or prior to the Closing Date, a non-foreign person affidavit required by Section 1445 of the Code.

      ss.7.13 HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated by this Agreement shall have expired or terminated.

      ss.7.14 Escrow Agreement. The Sellers, the Purchaser and the Escrow Agent shall have entered into an escrow agreement substantially in the form of Exhibit A hereto (the "Escrow Agreement").

                                  ARTICLE VIII
                         CONDITIONS TO THE COMPANIES AND

                            THE SELLERS' OBLIGATIONS

      ss.8. Conditions to the Seller's Obligations. The obligations of the Companies and the Sellers to effect the transactions contemplated by this Agreement on the Closing Date are conditioned upon satisfaction or waiver, at or prior to the Closing, of the following conditions:

      ss.8.1 Opinions of Counsel. The Purchaser shall have furnished the Sellers with an opinion, dated the Closing

Date, of White & Case, in form and in substance reasonably acceptable to the Sellers' Representative and its counsel.

      ss.8.2 Truth of Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects (other than those representations and warranties of the Companies and the Sellers which are qualified by "materiality," "material adverse effect" or words of equivalent import, which shall be true and correct) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the Purchaser shall have delivered to the Sellers an officer's certificate, dated the Closing Date, to such effect.

      ss.8.3 Third Party Consents; Governmental Approvals. All consents, approvals or waivers, if any, disclosed on Schedule 3.12 and Schedule 4.4 and designated by an asterisk shall have been received.

      ss.8.4 Performance of Agreements. All of the agreements of the Purchaser to be performed prior to the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects, and the Purchaser shall have delivered to the Sellers an officer's certificate, dated the Closing Date, to such effect.

      ss.8.5 No Litigation Threatened. No action or proceeding shall be instituted or, to the knowledge of the Purchaser, threatened before a court or other government body or any public authority to restrain or prohibit any of the transactions contemplated hereby, and the Purchaser shall have delivered to the Sellers an officer's certificate, dated the Closing Date, to such effect.

      ss.8.6 HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated by this Agreement shall have expired or terminated.

      ss.8.7 Warrants. The Bank shall have executed and delivered an agreement with Arcon Holdings providing for the purchase by Arcon Holdings of the Warrants from the Bank, in form and substance reasonably acceptable to Arcon Holdings and such purchase shall have been consummated.

                                   ARTICLE IX

                                   TAX MATTERS

      ss.9.1 Tax Returns. (a) The Sellers, acting through an appointed representative (the "Sellers' Representative"), shall have the exclusive authority and obligation, subject to compliance by the Purchaser and the Companies with their obligations under this Article IX, to prepare and timely file, or cause to be prepared and timely filed, (i) all Returns of the Company and Arcon Holdings that are due and (ii) at its sole option and discretion, all applications or requests for refunds ("Refund Requests") of Taxes paid by or on behalf of the Company and Arcon Holdings, in each case, with respect to any taxable year or other taxable period ending on or prior to the Closing Date. Such authority shall include, but not be limited to, the determination of the manner in which any items of income, gain, deduction, loss or credit arising out of the income, properties and operations of the Company and Arcon Holdings shall be reported or disclosed in such Returns and Refund Requests; provided, however, that such Returns and Refund Requests shall be prepared by treating items on such Returns and Refund Requests in a manner consistent with the past practices with respect to such items, unless otherwise required by law. The Sellers' Representative shall provide to the Purchaser drafts of all Returns and Refund Requests of the Company and Arcon Holdings required or permitted to be prepared and filed by the Sellers' Representative under this Section 9.1(a) at least thirty (30) days prior to the due date (including extensions) for the filing of such Returns or Refund Requests. No later than fifteen (15) days after receipt of such draft, the Purchaser shall give written notice (the "Dispute Notice") of the existence of any objection the

Purchaser may have to any items set forth on such draft Returns or Refund Requests to the Sellers' Representative, which Dispute Notice shall specify in reasonable detail the nature and basis for such objection (and in the absence of any such Dispute Notice, the Purchaser shall be deemed to have no objection to the filing of such Return or Refund Request). The Purchaser and the Sellers' Representative agree to consult and use their best efforts to resolve in good faith any such objection within 15 days of receipt by the Sellers' Representative of the Dispute Notice. If the Sellers' Representative and the Purchaser are unable to resolve the disputed matters within such 15-day period all disputed matters raised in the Dispute Notice and not so resolved shall be submitted to such nationally recognized independent accounting firm as is chosen by mutual agreement of the Sellers' Representative and the Purchaser acting in good faith (such firm which accepts the engagement, the ("Independent Auditor"), for final resolution. Each party shall be permitted to submit to the Independent Auditor a written statement in support of its position with respect to the disputed matters raised in the Dispute Notice and not resolved. The Sellers' Representative and the Purchaser shall use their respective reasonable best efforts to cause the Independent Auditor to make its determination as soon as possible, but in no event later than 30 days after receipt of the disputed matters. Such determination shall be final and binding upon all parties hereto. The Independent Auditor's determination shall be limited to matters of dispute which are raised in the Dispute Notice and not resolved by the Sellers' Representative and the Purchaser. The Independent Auditor's resolution of any such dispute shall be reflected in a written report which shall be delivered to the Sellers' Representative and the Purchaser. All fees and disbursements of the Independent Auditor and any interest or penalties attributable to the late filing of a Return that results from the failure of the parties to resolve such issues prior to the due date of such Return, shall be borne by the party whose position with respect to such issues is most at variance from the position with respect to such issues determined by the Independent Auditor. The Sellers' Representative shall not file any Return or Refund Request without the prior consent of the Purchaser, which consent shall not be unreasonably withheld or delayed; provided, however, that no such consent shall be required if the Purchaser shall not have delivered a Dispute Notice or if the objections contained in a Dispute Notice shall have been finally resolved, in each case in accordance with this Article IX. None of Purchaser, the Company, Arcon Holdings, nor any affiliate of the foregoing shall file any application or request to extend, or consent to the extension of, the time to file any Return of the Company or Arcon Holdings with respect to any taxable year or other taxable period ending on or prior to the Closing Date, including any Return of the Company or Arcon Holdings for the short taxable year ending on the Closing Date, unless requested to do so by the Sellers' Representative (provided, however, that no such extended period shall extend beyond the termination of the Escrow Account pursuant to the Escrow Agreement).

      (b) Except as provided in Section 9.1(a), the Purchaser shall have the exclusive authority and obligation to prepare and timely file, or cause to be prepared and timely filed, all Returns and Refund Requests of the Company and Arcon Holdings. Such authority shall include, but not be limited to, the determination of the manner in which any items of income, gain, deduction, loss or credit arising out of the income, properties and operations of the Company and Arcon Holdings shall be reported or disclosed on such Returns and Refund Requests; provided, however, with respect to Returns and Return Requests to be filed by the Purchaser pursuant to this Section 9.1 for taxable periods beginning before the Closing Date and ending after the Closing Date, items set forth on such Returns and Return Requests shall be treated in a manner consistent with the past practices of the Companies with respect to such items, unless otherwise required by law. The Purchaser shall provide to the Sellers' Representative drafts of all Returns and Refund Requests of the Company and Arcon Holdings required or permitted to be filed by the Purchaser pursuant to this Section 9.1(b) with respect to taxable years or other taxable periods beginning before the Closing Date and ending after the Closing Date at least thirty (30) days prior to the due date (including extensions) for the filing of such Returns or Refund Requests. No later than fifteen (15) days after receipt of such draft, the Sellers' Representative shall give the Purchaser a Dispute Notice with respect to the existence of any objection (which Dispute Notice shall specify in reasonable detail the nature and basis of such objection) the Sellers' Representative may have to any items set forth on such draft Returns or Refund Requests (and in the absence of any such timely objection, the Sellers' Representative shall be deemed to have no objection to the filing of such Return or Refund Request). The Purchaser and the Sellers' Representative agree to consult and use their best efforts to resolve in good faith any such objection within such 15-day period. In the event that the Purchaser and the Sellers' Representative are unable to resolve such objection within such 15-day period, the dispute resolution and cost allocation procedure set forth in Section 9.1(a) shall apply. None of the Purchaser, Arcon Holdings, the Company, nor any affiliate of the foregoing shall file any such Return or Refund Request with respect to taxable years or other taxable periods beginning before the Closing Date and ending after the Closing Date without the prior consent of the Sellers' Representative, which consent shall not be unreasonably withheld or delayed; provided, however, that no such consent shall be required if the Sellers' Representative shall not have delivered a Dispute Notice or if the objections contained in a Dispute Notice shall have been finally resolved, in each case in accordance with this Article IX. None of the Purchaser, Arcon Holdings, the Company, or any affiliate of the foregoing will make any election under Treasury Regulation ss.1.1502-76(c) to file a separate return for the entire taxable year ending October 31, 1996.

      ss.9.2 Overlap Period, Refunds, Tax Benefits. All Taxes and Tax liabilities with respect to the income, property or operations of the Company and Arcon Holdings that relate to a taxable year or other taxable period beginning before and ending after the Closing Date (an "Overlap Period") shall be apportioned between the Pre-Closing Period and the portion of such Overlap Period after the Closing Date (the "Post-Closing Period") as follows: (A) in the case of Taxes other than income Taxes and sales and use Taxes, on a per diem basis, and (B) in the case of income Taxes (including income Taxes based on capital or other alternative bases) and sales and use Taxes, as determined from the books and records of the

Company and Arcon Holdings, between the Pre-Closing Period and the Post-Closing Period as though the taxable year of Arcon Holdings or the Company terminated at the close of business on the Closing Date, and based on accounting methods, elections and conventions that do not have the effect of distorting income and expenses.

            To the extent the Company or Arcon Holdings has made a payment of Taxes on or prior to the Closing Date with respect to Taxes attributable to a Pre-Closing Period in excess of the liability of the Companies for such Taxes for such Pre-Closing Period, the Purchaser and the Companies will, if requested by the Sellers' Representative, use their reasonable best efforts to obtain a prompt refund of such overpayment. The Purchaser or the Companies shall remit any refund received pursuant to the preceding sentence (and any refunds under Section 9.1(a)), net of any Taxes of the Purchaser, the Company or Arcon Holdings arising from the receipt of such refund, to the Sellers' Representative for the benefit of the Sellers within 10 days of the receipt of such refund.

            Further, to the extent any deductions attributable to unamortized original issue discount attributable to the Warrants and the exercise or cancellation of the Options (the "Deductions") are included as deductions in any Return of the Company or Arcon Holdings for any taxable year or other taxable period ending after the Closing Date, the Purchaser, the Company or Arcon Holdings shall remit to the Sellers' Representative for the benefit of the Sellers the amount of the actual reduction in the Tax liability of the Company and/or Arcon Holdings (the "Tax Benefit") attributable to the Deductions (a) for taxable years or other taxable periods commencing on or after the day following the Closing Date, and (b) with respect to an Overlap Period, for the portion of such Overlap Period commencing on the day following the Closing Date (it being understood and agreed that the parties intend that for purposes of preparing the Returns provided for in Section 9.1, the Purchaser, the Companies and the Sellers shall treat the Deductions as being attributable to a Pre-Closing Period). The Purchaser, the Company or Arcon Holdings shall remit such amount within 10 days after the filing of a Return in which any such Deduction is utilized. The Purchaser shall determine and shall certify to the Sellers the amount of the Tax Benefit and the timing of the utilization of such Tax Benefit in its reasonable discretion (provided, however, the Purchaser and the Companies shall not be obligated to disclose any information with respect to the income, results of operations, or Taxes or Returns of the Companies with respect to any period after the Closing Date, other than the information with respect to an Overlap Period provided for in Section 9.1(b) and other than contemplated by

Section 9.3). If the Tax liability of the Company or Arcon Holdings is adjusted by the appropriate taxing authority after filing a Return in which the Deductions are utilized and such adjustment reduces the amount of the Tax Benefit realized by the Company and/or Arcon Holdings from the Deductions, the Sellers shall reimburse the Purchaser for the amount of such reduced Tax Benefit to the extent that the Purchaser or the Companies previously remitted such reduced Tax Benefit to the Sellers (but not in excess of the amount paid by the Purchaser and the Companies to the Sellers' Representative pursuant to this
Section 9.2), as reasonably determined by the Purchaser (provided, however, the Purchaser and the Companies shall not be obligated to disclose any information with respect to the income, results of operations, or Taxes or Returns of the Companies with respect to any period after the Closing Date, other than the information with respect to an Overlap Period provided for in Section 9.1(b) and other than contemplated by Section 9.3), within 10 days after receipt by Sellers' Representative from the Purchaser of a certificate setting forth the amount of such reduced Tax Benefit.

      ss.9.3 Cooperation; Audits. In connection with the preparation of Returns, Refund Requests, audit examinations and any administrative or judicial proceedings relating to the Tax liabilities imposed on the Company and Arcon Holdings for all Pre-Closing Periods, the Purchaser, the Company and Arcon Holdings on the one hand, and the Sellers' Representative on the other hand, will cooperate fully with each other, including, but not limited to, the furnishing or making available during normal business hours, at no cost to Sellers or Sellers' Representative (except out-of-pocket costs, excluding salaries and wages of personnel, provided such cooperation does not interfere with normal operations of the Company, Arcon Holdings or the Purchaser), of records, personnel (as reasonably required), books of account, powers of attorney or other materials with respect to Pre-Closing Periods and the Post-Closing Period necessary or helpful for the preparation of such Returns or Refund Requests, the conduct of audit examinations or the defense of claims by Tax authorities as to the imposition of Taxes. Without limiting the generality of the foregoing, the Sellers' Representative and its accountants and attorneys shall be entitled to examine books and records of the Company and Arcon Holdings, with respect to any Pre-Closing Period and the Post-Closing Period, and shall have reasonable access to personnel of the Company and Arcon Holdings, including their cooperation in timely signing Returns and Refund Requests and applying any current liability accruals to the payment of Taxes shown due thereon, to the extent necessary or helpful for purposes of preparing or filing any Tax Returns or obtaining Tax refunds with respect to all Pre-Closing Periods.

      ss.9.4 Controversies. The Purchaser shall promptly notify the Sellers' Representative in writing upon receipt by the Purchaser or any affiliate of the Purchaser (including Arcon Holdings and the Company after the Closing Date) of written notice of any inquiries, claims, assessments, audits or similar events with respect to Taxes relating to a taxable period ending on or prior to the Closing Date for which the Sellers may be liable under this Agreement (any such inquiry, claim, assessment, audit or similar event, a "Tax Matter"). The Sellers' Representative, at the sole expense of the Sellers, shall have the exclusive authority to represent the interests of the Companies with respect to any Tax Matter before the Internal Revenue Service, any other taxing authority, any other governmental agency or authority or any court and shall have the sole right to extend or waive the statute of limitations with respect to a Tax Matter and to control the defense, compromise or other resolution of any Tax Matter, including responding to inquiries, filing Tax returns and settling audits; provided, however, that the Sellers' Representative shall not enter into any settlement of or otherwise compromise any Tax Matter that affects or may affect the Tax liability of the Purchaser, Arcon Holdings, or the Company or any affiliate of the foregoing for any period ending after the Closing Date, including the Post-Closing Period, without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld or delayed. The Sellers' Representative shall keep the Purchaser reasonably informed with respect to the commencement, status and nature of any Tax Matter. The Sellers' Representative shall, in good faith, allow the Purchaser to make comments to the Sellers' Representative regarding the conduct of or positions taken in any such proceeding.

      Except as otherwise provided in Section 9.1, this Section 9.4, Section 9.8 and Section 9.9 the Purchaser shall have the sole right to control any audit or examination by any taxing authority, initiate any claim for refund or amend any Return, and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of, or relating to, the income, assets or operations of the Companies for all taxable periods; provided, however, that the Purchaser shall not, and shall cause its affiliates (including the Companies) not to, enter into any settlement of any contest or otherwise compromise any issue that affects or may affect the Tax liability of the Sellers, Arcon Holdings or the Company for any Pre-Closing Period, including the portion of an Overlap Period ending on or prior to the Closing Date, without the prior written consent of the Sellers' Representative, which consent shall not be unreasonably withheld or delayed. The Purchaser shall keep the Sellers' Representative reasonably informed with respect to the commencement, status and nature of any Tax matter conducted by Purchaser with respect to the Overlap Period. The Purchaser shall, in good faith, allow Sellers' Representative to make comments to the Purchaser regarding the conduct of or position taken in any such proceeding with respect to the Overlap Period.

      ss.9.5 Transfer Taxes. All transfer, sales and use, registration, stamp and similar Taxes imposed in connection with the sale of the Stock or any other transaction that occurs pursuant to this Agreement shall be borne equally by the Sellers, on the one hand, and the Purchaser, on the other hand.

      ss.9.6 Amended Returns. None of the Sellers or the Sellers' Representative, shall file or cause to be filed any amended Return of or including the Company or Arcon Holdings without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld or delayed. None of the Purchaser, the Company, Arcon Holdings, nor any affiliate of the foregoing shall file or cause to be filed any amended Return relating to or including any Pre-Closing Period, including the portion of an Overlap Period ending on or prior to the Closing Date, of the Company or Arcon Holdings without the prior written consent of the Sellers'

Representative, which consent shall not be unreasonably withheld or delayed.

      ss.9.7 Non-foreign Person Affidavit. Each Seller shall furnish to the Purchaser on or before the Closing Date a non- foreign person affidavit as required by Section 1445 of the Code.

      ss.9.8 Indemnification. Subject to Section 9.3, Section 9.4 and Section 9.9, each of the Sellers agrees severally (on the basis of such Seller's Percentage Interest and with each Seller's personal liability expressly limited as set forth in Section 10.2(c)) to indemnify, defend and hold harmless the Purchaser, its affiliates (including Arcon Holdings and the Company) and the successors to the foregoing (and their respective shareholders, officers, directors, employees and agents) on an after-tax basis against (i) all Taxes, losses, claims and expenses resulting from, arising out of, or incurred with respect to, any claims that may be asserted by any party based upon, attributable to, or resulting from the failure of any representation or warranty made pursuant to Section 3.14 (other than Section 3.14(b)) to be true and correct as of the Closing Date; and (ii) all unpaid Taxes imposed on or asserted against the properties, income or operations of Arcon Holdings and the Company at any time after the Closing Date to the extent such Taxes relate to any Pre-Closing Period. Notwithstanding any of the foregoing,

(v) any indemnification provided under any clause of the preceding sentence shall be without duplication of any indemnification provided under the other clause of the preceding sentence, (w) the indemnification provided under clause
(ii) above shall not apply to any Tax liability paid to the appropriate taxing authority on or prior to the Closing Date to the extent such amount is not refunded or otherwise returned to any of the Sellers, the Sellers' Representative, the Company or Arcon Holdings, (x) the indemnification provided under the preceding sentence shall not apply to income Tax and sales or use Taxes to the extent of the current liability accruals attributable to income Taxes and sales and use Taxes disclosed to the Purchaser and set forth on the books and records of the Company or Arcon Holdings at the Closing Date (maintained in accordance with past practices), (y) the indemnification provided in the preceding sentence for any liability that is related to an income Tax or sales or use Tax shall be subject to and included in the $4,000,000 limit on the Sellers' indemnification liabilities (but not the $400,000 "Deductible") provided for in ss.10.2 hereof, and (z) the indemnification provided in the preceding sentence for any liability that is not related to an income Tax or sales or use Tax shall be subject to and included within the $400,000 "Deductible" and the $4,000,000 limit on the Sellers' indemnification liabilities provided for in ss.10.2 hereof. The Purchaser shall promptly give the Sellers' Representative written notice of all Taxes, losses, claims and expenses which the Purchaser has reasonably determined may give rise to a right of indemnification under this Section 9.8, including a computation of the amount of the required indemnification with sufficient detail and particularity to enable the Sellers' Representative to reasonably determine the amount of such required indemnification. The Sellers shall not be liable for any Tax or payment hereunder to the extent that the Purchaser's failure timely to notify the Sellers' Representative as required by the preceding sentences or in
Section 9.4 causes or increases a Tax or other payment to be due or otherwise materially prejudices the ability of the Sellers to contest such Tax liability.

      ss.9.9 FSE Tax Indemnity. The Purchaser and the Companies shall cooperate reasonably and in good faith, at Sellers' sole expense, with Sellers and the Sellers' Representative to enforce any and all rights Purchaser or the Companies may have under the FSE Tax Indemnity in respect of Taxes and liabilities which are otherwise indemnifiable amounts of the Sellers under this Article IX (such indemnifiable amounts recoverable under the FSE Tax Indemnity (the "FSE Indemnifiable Amount")), all without prejudice to the Sellers' agreements and obligations under this Article IX or under the Escrow Agreement. The Purchaser and the Companies shall, subject to the terms and conditions of this Section 9.9, at Sellers' sole expense, seek to recover all FSE Indemnifiable Amounts under the FSE Tax Indemnity first, before proceeding to enforce against the Sellers any of their rights under this Article
IX. Subject to Sellers' obligation to advance, in reasonable increments as mutually agreed in good faith by the Purchaser and the Sellers' Representatives, all of the Companies' reasonable costs and expenses (including, without limitation, reasonable attorney's fees) of such enforcement, the Purchaser and the Companies shall pursue all available remedies to enforce the FSE Tax Indemnity, including by recourse to appropriate judicial proceedings); provided, however that neither the Purchaser nor the Companies shall be obligated to pursue any such legal proceeding unless the Sellers shall have paid the FSE Indemnifiable Amounts to the Purchaser in accordance with this Agreement and the Escrow Agreement whereupon the Sellers shall be subrogated to the rights of the Companies under the FSE Tax indemnity. Any amounts actually recovered by the Purchaser and the Companies pursuant to the FSE Tax Indemnity (i) shall be without duplication of any indemnification provided in Section 9.8 hereof, (ii) shall be excluded from the $400,000 "Deductible" and the $4,000,000 limitation on Sellers' indemnification liabilities provided for in Section

10.2 hereof and (iii) which constitute reimbursement or other payment of costs and expenses of the Sellers, the Purchaser and the Companies incurred in connection with pursuing FSE Indemnifiable Amounts which have been paid by or on behalf of the Sellers shall be promptly paid to the Sellers' Representative upon receipt by the Purchaser or the Companies. Notwithstanding anything to the contrary herein, the Purchaser and the Companies agree that the Sellers' Representative, at Sellers' sole expense, shall have the exclusive authority to represent the interests of the Companies with respect to any FSE Tax Indemnity matter and to control the prosecution, compromise and resolution of any such matter (including with attorneys and other advisors chosen by the Sellers' Representative) and the Purchaser and each of the Companies shall cooperate reasonably and in good faith with the Sellers and the Sellers' Representative in the prosecution of any such FSE Tax Indemnity matter.

                                    ARTICLE X

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

      ss.10.1 Survival of Representations. The respective representations and warranties of the Companies, the Sellers and the Purchaser contained in this Agreement shall survive the Closing for a period of 18 months except for the repre-sentations and warranties contained in Section 3.14 (other than the representations and warranties contained in Section 3.14(b) which shall not survive the Closing), which shall survive for the applicable statute of limitations period (subject to Section 9.1(a)), and the representations and warranties of the Sellers in Section 4.1 which shall survive indefinitely.

      ss.10.2 Indemnification. (a) Following the Closing, each of the Sellers, severally and not jointly (based upon their respective Percentage Interest and with each Sellers's personal liability expressly limited as set forth in Section 10.2(b) and 10.2(c)) hereby agrees to indemnify and hold the Purchaser and its officers, directors, affiliates (including, without limitation, Arcon Holdings and the Company) and agents, and any successors thereto, harmless from damages, losses, costs or expenses (including, without limitation, reasonable attorneys' fees and expenses) ("Damages") incurred or suffered as a result of or arising out of (i) the failure of any representation or warranty made by the Company in this Agreement (without regard to any "materiality" or any "material adverse effect" exception contained in any such representation and warranty other than the representations and warranties contained in Section 3.5 and Section 3.24 (but only as to clauses (d), (h) and (l) of Section 6.1 incorporated by reference into such Section 3.24) and Section

3.25) to be true and correct as of the Closing Date with the same effect as though such representation and warranty had been made on and as of the Closing Date, (other than a breach of Section 3.14 with respect to Taxes which shall be governed by Section 9.8), or (ii) the breach of any covenant or agreement made or to be performed by the Sellers pursuant to this Agreement; provided, however, that the Sellers shall not be liable under clause (i) of this Section unless the aggregate amount of Damages exceeds $400,000 and then only to the extent of such excess; provided further, however, that, except as set forth in Section 10.2(b) below, the Sellers' aggregate liability under this Article X and Article IX shall not exceed $4,000,000 in the aggregate (the "Sellers Liability Amount").

      (b) Following the Closing, each of the Sellers, severally as to itself and not jointly, hereby agrees to indemnify and hold the Purchaser and its officers, directors, affiliates (including without limitation, Arcon Holdings and the Company) and agents, and any successors thereto, harmless from Damages incurred or suffered as a result of or arising out of the failure of any representation or warranty made by such Seller in Article IV of this Agreement to be true and correct as of the Closing Date; provided, however, that aggregate liability of the Sellers under this Section 10.2(b) shall not exceed the Aggregate Closing Payment (net of the amount of Outstanding Indebtedness paid to the Bank pursuant to Section 2.2(b) and amounts recovered under Sections 10.2(a) and 9.8 of such Seller) and the liability of each of the Sellers under this Section 10.2(b) shall not exceed, as to each Seller, the product of the Aggregate Closing Payment and the Percentage Interest (net of the amount of Outstanding Indebtedness paid to the Bank pursuant to Section 2.2(b) and amounts recovered under Sections 10.2(a) and 9.8 of such Seller).

      (c) Personal Liability of the Sellers. Except as set forth in Section 10.2(b), the aggregate personal liability (the "Personal Liability Amount") of each of the Sellers with respect to the subject matter of this Agreement and the transactions contemplated hereby is, and shall be, limited to an aggregate amount equal to the product of the Sellers' Liability Amount and the Percentage Interest of such Seller. No Seller shall have any personal liability in excess of the applicable Personal Liability Amount for the performance or observance of the covenants, agreements, representations and warranties of Sellers, the Sellers' Representative, Arcon Holdings or the Company contained in this Agreement (including, without limitation, Article IX hereof and, except as set forth in ss.10.2(b), this Article X or in any document executed in connection herewith and the Purchaser, on behalf of itself and its affiliates (including, without limitation, each of the Companies), covenants and, absent fraud, agrees not to seek any Damages or personal money judgment against any or all Sellers, in excess of the Sellers' Liability Amount with respect to all of the Sellers (except as set forth in Section 10.2(b)) or the applicable Personal Liability Amount with respect to any Seller (except as set forth in Section 10.2(b)), for any Damage sustained by the Purchaser, for any default or breach under this Agreement or any other document executed in connection herewith or otherwise. To the extent any term or provision of this Agreement provides for the joint and several liability of the Sellers, such joint and several liability shall be limited in the aggregate, in all respects with respect to all of the Sellers, to the Sellers' Liability Amount (except as set forth in Section 10.2(b)), and in all respects with respect to any of the Sellers, to the applicable Personal Liability Amount (except as set forth in Section 10.2(b)).

      (d) After the Closing, the Purchaser hereby agrees to indemnify and hold the Sellers harmless from Damages incurred or suffered as a result of or arising out of (i) the failure of any representation or warranty made by the Purchaser in this Agreement to be true and correct as of the Closing Date with the same effect as though such representation and warranty had been made on and as of the Closing Date or (ii) the breach of any covenant or agreement made or to be performed by the Purchaser or the Companies pursuant to this Agreement after the Closing; provided, however, that the Purchaser shall not be liable under clause
(i) of this Section unless the aggregate amount of Damages exceeds $400,000 and then only to the extent of such excess; provided further, however, that the Purchaser's aggregate liability under this Article X shall not exceed $4,000,000 in the aggregate.

      (e) The foregoing indemnification provisions in this Article X and the indemnification by Sellers provided in Section 9.8 shall be the sole and exclusive remedy for any breach of the covenants, obligations, representations or warranties or other agreements set forth in this Agreement or any other agreement or other document executed in connection herewith; provided, however, that the provisions of this Section 10.2(e) shall not prevent the Seller or the Purchaser from seeking the remedies of specific performance or injunctive relief prior to Closing in connection with a breach of a covenant or agreement of any party contained herein.

      ss.10.3 Indemnification Procedure. (a) Any party seeking indemnification (the "Indemnified Party") from any other party (the "Indemnifying Party") with respect to any claim, demand, action, proceeding or other matter pursuant to this Agreement other than a claim by Purchaser with respect to Taxes (a "Claim") shall promptly notify the Indemnifying Party of the existence of the Claim, setting forth in reasonable detail the facts and circumstances pertaining thereto, the basis for the Indemnified Party's right to indemnification, the amount of Damages for which indemnification is being asserted, if known, and, in the case of third party claims, such notice shall be accompanied by copies of all relevant pleadings, demands and other papers, if any, served on the Indemnified Party.

      (b) If any third party shall notify any Indemnified Party with respect to any matter which may give rise to a Claim for indemnification against the Indemnifying Party under this Agreement, then the Indemnified Party shall promptly notify each Indemnifying Party thereof; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is materially prejudiced by such failure to give notice. In the event that any Indemnifying Party notifies the Indemnified Party within 30 days after the Indemnified Party has given notice of the matter that the Indemnifying Party would be required to indemnify the Indemnified Party in full against any such Claim and is assuming the defense thereof:

            (i) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party;

            (ii) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the reasonable fees and expenses of the separate co-counsel (a) to the extent the Indemnified Party concludes reasonably based upon written advice of counsel that a conflict of interest exists between the Indemnified Party and Indemnifying Party or (b) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised in writing by counsel that there may be one or more material legal defenses available to the Indemnified Party which are not available to the Indemnifying Party, or available to the Indemnifying Party, but the assertion of which would be materially adverse to the interest of the Indemnified Party);

            (iii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld or delayed unreasonably);

            (iv) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement (other than with respect to a judgement or settlement involving exclusively money damages), without the written consent of the Indemnified Party (not to be withheld or delayed unreasonably), provided, that, in the case of entry of any such judgement or settlement (to the extent involving exclusively money damages), the claimant or plaintiff in the matter shall have provided the Indemnified Party a written release from all liability with respect thereto; and

            (v) subject to Section 10.3(d), within 30 days after the Determination Date with respect to a third party Claim, the Indemnifying Party shall pay the Indemnified Party the amount of Damages incurred by the Indemnified Party. As used herein, the term "Determination Date" shall mean the date on which the Determination is final, legally binding, and non-appealable. As used herein, the term "Determination" shall mean (i) the final non-appealable judgment by a court of competent jurisdiction with respect to any third party Claim covered by this Article X or (ii) a compromise and settlement agreement executed and delivered by both Indemnifying Party and Indemnified Party with respect to any third party Claim covered by this Article X.

      (c) If no Indemnifying Party notifies the Indemnified Party within 30 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, then the Indemnified Party may defend against, or enter into any settlement with respect to (subject to subsection
(b)(iii) above), the matter in any manner it reasonably may deem appropriate, without prejudice to any of its rights hereunder.

      (d) The Indemnified Party shall be entitled to reimbursement of reasonable out-of-pocket expenses included in Damages with respect to any Claim (including, without limitation, the reasonable out-of-pocket cost of defense, preparation and investigation relating to such Claim) as such expenses are incurred by the Indemnified Party following receipt by the Indemnifying Party of appropriate invoices with respect thereto.

      (e) In the event that liability hereunder does not involve a third party claim, the Indemnifying Party shall within 30 days after the date of an Indemnity Notice respond in writing to the Indemnified Party (the "Indemnity Response") and set forth with reasonable specificity those items in the Indemnity Notice to which the Indemnified Party does not agree as well as the summary basis upon which such disagreement is founded. Within 30 days following the delivery of the Indemnity Response to the Indemnified Party, representatives of the Indemnifying Party and Indemnified Party shall meet to attempt to resolve through good faith negotiations the applicable indemnification claims.

      (f) The amount of any Damages for which indemnification is provided under this Article X shall be net of the amount of Tax benefits actually realized by the Indemnified Party in the tax year in which payments in respect of indemnification are received, and net of any amounts actually recovered by the Indemnified Party under insurance policies (other than premiums paid and related costs of collection) with respect to such Damages. The Indemnified Party shall use all reasonable efforts to recover amounts under its insurance policies, if any, in respect of Claims for Damages for which indemnification is provided under this Agreement ("Insurable Amounts"). To the extent Insurable Amounts are actually recovered by the Purchaser after the Purchaser has recovered from the Escrow Account or the Sellers amounts in respect of the same Claims for Damages for which the Purchaser has actually received such Insurable Amounts ("Indemnifiable Amount"), the Purchaser shall promptly pay to the Sellers' Representative for the benefit of the Sellers out of such Insurable Amounts actually recovered an amount equal to such Indemnifiable Amount.

      (g) Except for Claims that the Purchaser may have pursuant to this Article X or Article IX and Claims for fraud, the Purchaser, on behalf of itself and its successors and assigns, hereby waives and releases from and after the Closing the other parties hereto and their respective successors and assigns from any and all claims of any kind or nature (including, without limitation, claims for contribution, cost recovery or reimbursement) which the Purchaser may otherwise have under any laws, rules or regulations (including, without limitation, Environmental Laws) applicable to the Companies, any of the Sellers or the Company Property.

                                   ARTICLE XI

                                   TERMINATION

      ss.11.1 Termination. This Agreement may be terminated in writing at any time prior to the Closing:

      (a) by the mutual written consent of the Purchaser and the Required
Sellers;

      (b) by the Purchaser, if there has been a material breach by Arcon Holdings, the Company or any of the Sellers of any material covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Purchaser at the Closing and such breach has not been waived by the Purchaser or, in the case of a covenant breach, cured by Arcon Holdings, the Company or any of the Sellers within the earlier of 30 days after written notice thereof from the Purchaser or the Termination Date;

      (c) by the Required Sellers, if there has been a material breach by the Purchaser of any material covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligation of the Sellers or the Companies at the Closing and such breach has not been waived by the Required Sellers or, with respect to a covenant breach, cured by the Purchaser within the earlier of 30 days after written notice thereof by the Sellers or the Companies or the Termination Date;

      (d) by either the Purchaser or the Required Sellers if (i) the transactions contemplated hereby have not been consummated by the Termination Date; provided, however, that neither the Purchaser nor the Sellers shall be entitled to terminate this Agreement pursuant to this Section 11.1(d) if such Person's breach of this Agreement has prevented the consummation of the transactions contemplated hereby.

      (e) by either the Purchaser or the Required Sellers if any governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable.

      ss.11.2 Effect of Termination. In the event that this Agreement shall be terminated pursuant to Section 11.1, all further obligations of the parties hereto under this Agree-ment or otherwise (other than pursuant to Sections 12.2 and 12.5 and the Confidentiality Agreement, which shall continue in full force and effect in accordance with their terms) shall terminate without further liability or obligation of the Sellers or the Companies, on the one hand and the Purchaser on the other hand; provided, however, that no party shall be released from liability hereunder if this Agreement is terminated pursuant to Section 11.1(b), 11.1(c) or 11.1(d) and the transactions abandoned by reason of (i) willful failure of such party to have performed its obligations hereunder or (ii) any knowing material misrepresentation made by such party of any matter set forth in
Article III, IV or V, as applicable.

                                   ARTICLE XII

                                  MISCELLANEOUS

      ss.12.1 Knowledge. Where any representation or warranty made by the Companies or either of them contained in this Agreement is expressly qualified by reference to its knowledge, such knowledge shall be deemed to exist if the matter is within the actual knowledge of any of the Sellers and/or the executive officers of Arcon Holdings or the Company.

      ss.12.2 Expenses. Subject to Section 9.3 the parties hereto shall pay their own expenses relating to the transac- tions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers, it being understood that all third party out-of-pocket expenses of the Companies incurred prior to the Closing in connection with the transactions contemplated by this Agreement shall be paid by the Sellers prior to the Closing Date (it being understood and agreed by the parties, without limiting the generality of the foregoing in this Section 12.2, that all accounting fees and expenses of the Companies incurred in connection with the Purchaser's financing of the transaction contemplated by this Agreement, whether or not the Closing occurs, shall be borne by the Purchaser).

      ss.12.3 Governing Law. THE INTERPRETATION AND CONSTRUC- TION OF THIS AGREEMENT, AND ALL MATTERS RELATING HERETO, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS EXECUTED AND TO BE PERFORMED SOLELY WITHIN SUCH STATE.

      ss.12.4 Captions. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

      ss.12.5 Publicity. Except as otherwise required by law, none of the parties hereto shall issue, prior to the Closing, any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the Companies, on the one hand, and the Purchaser, on the other hand, to the contents and the manner of presentation and publication thereof. Except as otherwise required by law, after the Closing the Sellers shall not issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the Purchaser which shall not be unreasonably withheld or delayed.

      ss.12.6 Notices. Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by telecopy or by registered or certified mail, postage prepaid, addressed as follows: if to the Purchaser, to Specialty Paperboard, Inc., Brudies Road, P.O. Box 498, Brattleboro, Vermont 05302 (Facsimile Number (802) 257-5900) Attention:
Chief Financial Officer, with a copy to its counsel, White & Case, 1155 Avenue of the Americas, New York, New York 10036 (Facsimile Number (212) 354-8113),
Attention: Frank L. Schiff, Esq.; and if to the Sellers, to the Sellers' Representative, initially Northwood Ventures, 485 Underhill Boulevard, Syosset, New York 11791 (Facsimile Number (516) 364-0879), Attention: Peter G. Schiff, with a copy to their counsel, Haythe & Curley, 237 Park Avenue, New York, New York 10017 (Facsimile Number (212) 682-0200), Attention: Bradley P.

Cost, Esq. or such other address or number as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by facsimile or mailed.

      ss.12.7 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

      ss.12.8 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

      ss.12.9 Entire Agreement. This Agreement (including the Schedules hereto) and the Confidentiality Agreement, including the other documents referred to herein and therein which form a part hereof and thereof, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter other than the Confidentiality Agreement which, in accordance with its terms, shall survive termination hereof but shall terminate and be of no further force and effect on and after the Closing.

      ss.12.10 Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by the Purchaser, the Companies and each of the Sellers.

      ss.12.11 Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by such court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

      ss.12.12 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

      ss.12.13 Jurisdiction. Any judicial proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of New York, or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The foregoing consent to jurisdiction shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

      ss.12.14 Action by Sellers. Except as expressly set forth herein, whenever this Agreement requires or permits action to be taken by the Sellers, such action shall be sufficient if taken by the Required Sellers. Each of the Sellers hereby consents and agrees to all actions or inac-tions taken or omitted to be taken by the Required Sellers and agrees to indemnify and hold harmless the Required Sellers from and against all costs and expenses (including, without limitation, reasonable attorneys fees and expenses incurred by the Required Sellers in any claim, action or proceeding between the Required Sellers and the Sellers (or any of them) or between the Required Sellers and any third party (including, without limitation, the Purchaser or the Companies) or otherwise) incurred or suffered as a result of or arising out of such actions or inactions.

      ss.12.15 Sellers' Representative. By the execution and delivery of this Agreement, each Seller hereby irrevocably constitutes and appoints Northwood Ventures, a New York limited partnership, as the Sellers' Representative with the exclusive authority and power to take all actions required or permitted to be taken by the Sellers' Representative under this Agreement including, without limitation, under Article IX hereof and the Escrow Agreement. Each of the Sellers hereby consents and agrees to all actions or inactions taken or omitted to be taken by the Sellers' Representative under this Agreement and the Escrow Agreement hereby agrees to indemnify and hold harmless the Sellers' Representative from and against all costs and expenses (including, without limitation, reasonable attorneys' fees and accountants' expenses) incurred by the Sellers' Representative in any claim, action or proceeding between the Sellers' Representative and the Sellers (or any of them) or between the Sellers' Representative and any third party (including, without limitation, the Purchaser or the Companies) or otherwise incurred or suffered as a result of or arising out of such actions or inactions. Upon written notice to the Purchaser, the Sellers may change the identity of the Sellers' Representative by written consent signed by the Required Sellers.

      ss.12.16 Assignment. This Agreement shall not be assignable by any of the parties hereto except pursuant to a writing executed by all of the parties hereto.

      ss.12.17 Construction. The parties hereto agree that this Agreement is the product of negotiations between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in, and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentem.

      ss.12.18 Schedules. All Schedules, Exhibit A and Annex I and Annex II to this Agreement are integral parts of this Agreement. Without limiting the generality of the foregoing, the fact that any disclosure on any of the Schedules is not required to be disclosed in order to render the applicable representation or warranty to which it relates true, or that the absence of such disclosure on the Schedule would not constitute a breach of such representation or warranty, shall not be deemed or construed to expand the scope of any representation or warranty hereunder or to establish a standard of disclosure in respect of any representation or warranty.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.

SPECIALTY PAPERBOARD,         ARCON HOLDINGS CORP.

  INC.

By: /s/ Alex Kwader           By /s/ Peter G. Schiff
   ---------------------        -----------------------------
   Name: Alex Kwader            Name: Peter G. Schiff
   Title: President             Title: Chairman

                              ARCON COATING MILLS, INC.

                              By /s/ David R. Kruft
                                -----------------------------
                                Name: David R. Kruft
                                Title: President - CEO

                              NORTHWOOD VENTURES

                              By /s/  Peter G. Schiff
                                -----------------------------
                                Name: Peter G. Schiff
                                Title: General Partner

                              NORTHWOOD CAPITAL PARTNERS LLC

                              By /s/  Peter G. Schiff
                                -----------------------------
                                Name: Peter G. Schiff
                                Title: Chairman and CEO

                              KUHN, LOEB & CO.

                              By /s/ David T. Schiff
                                -----------------------------
                                Name: David T. Schiff
                                Title: Managing Partner

                                /s/ Rodney B. Berens
                              -------------------------------
                                    Rodney B. Berens

                                /s/ Richard C. Webel
                              -------------------------------
                                    Richard C. Webel

                                /s/ William Dunn
                              -------------------------------
                                    William Dunn

                                /s/ Alexander J. Smith
                              -------------------------------
                                    Alexander J. Smith

                                /s/ Henry T. Wilson
                              -------------------------------
                                    Henry T. Wilson

                                /s/ David R. Kruft
                              -------------------------------
                                    David R. Kruft

                                /s/ Thomas S. Ablum
                              -------------------------------
                                    Thomas S. Ablum

                                /s/ David M. Knott
                              -------------------------------
                                    David M. Knott

                                                                         ANNEX I

            A                                  B              C

                                                          Sellers'
                                       Shares of Stock/   Escrow
         Name                            Options Owned    Payment
----------------------------------     ----------------   --------
Preferred Stock Holders

Series A Holders

Northwood Ventures                          21,239.2        --

Northwood Capital Partners LLC              10,610.1        --

Henry T. Wilson                               95.5          --
Series B Holders

Kuhn, Loeb & Co.                             2,387.5        --

Rodney B. Berens                              955.0         --

Richard C. Webel                              955.0         --

Alexander J. Smith                            382.0         --

David R. Kruft                                238.8         --

Thomas S. Ablum                               382.0         --

David M. Knott                                955.0         --

Common Stock Sellers

Northwood Ventures                         22,893.3   1,030,630

Northwood Capital Partners LLC             11,436.4     514,906

Kuhn, Loeb & Co.                            2,573.4     115,856

Rodney B. Berens                            1,029.4      46,342

Richard C. Webel                            1,029.4      46,342

Alexander J. Smith                            411.8      18,536

Henry T. Wilson                               102.9       4,644

David R. Kruft                                257.3     124,102

Thomas S. Ablum                               411.8      18,536

David M. Knott                              1,029.4      46,342

William Dunn                                   --        33,764

Optionholders

David R. Kruft                             55,556           N/A

William Dunn                               16,667           N/A

                                                                        ANNEX II

                                             Percentage
                                              Interest
                                             ----------

Northwood Ventures                             51.5333

Northwood Capital Partners LLC                 25.7455

Kuhn, Loeb & Co.                                5.7928

Rodney B. Berens                                2.3171

Richard C. Webel                                2.3171

Alexander J. Smith                               .9268

Henry T. Wilson                                  .2322

David R. Kruft                                  6.2051

Thomas S. Ablum                                  .9268

David M. Knott                                  2.3171

William Dunn                                    1.6882

     Total                                        100%

                                                                     Exhibit A

                                FORM OF ESCROW AGREEMENT

            ESCROW AGREEMENT (this "Escrow Agreement") made this 31st day of October, 1996 by and among SPECIALTY PAPERBOARD, INC., a Delaware corporation (the "Purchaser"), each of the Persons listed on Exhibit A hereto (each a "Seller" and, collectively, the "Sellers"), former owners of all of the outstanding Stock, Options and Warrants of ARCON HOLDINGS CORP., a Delaware corporation ("Arcon Holdings"), and The Bank of New York, a New York banking corporation (the "Escrow Agent").

            WHEREAS, the Sellers and the Purchaser have entered into a Stock Purchase Agreement dated as of August 28, 1996 (the "Agreement");

            WHEREAS, the Agreement provides that the Purchasers shall put into escrow with the Escrow Agent the amount of Two Million Dollars ($2,000,000) (the "Escrow Amount"), to be used to satisfy claims arising out of and under Article IX and/or Article X of the Agreement during the period from the date hereof until a date which is eighteen months after the date hereof; and

            WHEREAS, the parties to this Escrow Agreement have agreed upon and wish to set forth the terms and conditions with respect to the Escrow Amount held by the Escrow Agent.

            NOW THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged the parties agree as follows:

            1. Definitions. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Agreement. The following terms shall have the following meanings when used herein:

            "Agreed Amount" shall have the meaning specified in Section 7(a) hereof.

            "Arcon Holdings" shall have the meaning specified in the introductory paragraph hereof.

            "Claim Notice" shall have the meaning specified in Section 7(a) hereof.

            "Escrow Account" shall have the meaning specified in Section 3.

            "Escrow Agent" shall have the meaning specified in the introductory paragraph hereof.

            "Escrow Agreement" shall have the meaning specified in the introductory paragraph hereof.

            "Escrow Amount" shall have the meaning specified in the third WHEREAS clause of this Escrow Agreement.

            "Escrow Deposit" shall have the meaning specified in Section 4(b) hereof.

            "Expiration Date" shall have the meaning specified in Section 4(a) hereof.

            "Final Judgment" shall have the meaning specified in Section 8 hereof.

            "Judgment Amount" shall have the meaning specified in Section 7(b) hereof.

            "Purchaser" shall have the meaning specified in the introductory paragraph hereof.

            "Required Sellers" shall mean such Sellers who hold in the aggregate more than 50% of the then issued and outstanding Common Stock held by all Sellers as of the Closing Date (calculated (i) as if all issued and outstanding shares of Preferred Stock were converted into shares of Common Stock and (ii) as if all Options have been fully exercised into shares of Common Stock).

            "Seller" or "Sellers" shall have the meaning specified in the introductory paragraph hereof.

            "Sellers' Representative" shall mean the representative of the Sellers appointed pursuant to Section 19 of this Escrow Agreement.

            2. Escrow Agent. The Sellers and Purchaser hereby designate and appoint the Escrow Agent to serve in accordance with the terms, conditions and provisions of this Escrow Agreement, and the Escrow Agent hereby agrees to act as such, upon the terms, conditions and provisions provided in this Escrow Agreement.

            3. Deposit of Escrow Amount. Concurrently with the execution of this Escrow Agreement, the Purchaser has deposited for the account of the Sellers with the Escrow Agent the Escrow Amount, to be held in a separate account (the "Escrow Account") subject to the terms and provisions herein contained.

            Subject to the removal of the Escrow Agent or the right of the Escrow Agent to resign as hereinafter provided, the Escrow Agent shall hold the funds placed in escrow pursuant to this Escrow Agreement to satisfy certain contingent indemnity obligations of the Sellers to the Purchaser and funds representing the payment thereof shall not be disbursed except as herein provided.

            4. Termination of Escrow Agreement; Release of Escrow Amount. (a) This Escrow Agreement shall terminate and the Purchaser and the Sellers' Representative shall give joint written notice to the Escrow Agent of such termination, on the later of (i) April 30, 1998 (the "Expiration Date"), or (ii) if on such Expiration Date, a written claim shall have been previously delivered to the Sellers' Representative and the Escrow Agent and not theretofore determined pursuant to a written agreement between Purchaser and the Sellers' Representative or pursuant to a Final Judgment, the date when such claim shall have been finally determined as provided herein and payment thereof, if any, shall have been made to the Purchaser or the Sellers, as the case may be.

            (b) The Escrow Agent shall release the Escrow Amount and all interest, earnings and proceeds therefrom (collectively, the "Escrow Deposit") to the Sellers upon termination pursuant to Section 4(a); provided, however,

            (i) that if on the Expiration Date, a written claim shall have been delivered to the Sellers' Representative and the Escrow Agent in an amount less than the remaining Escrow Amount, the Escrow Agent shall release to the Sellers all interest, earnings and proceeds from the Escrow Amount plus the difference between the remaining Escrow Amount and the asserted claim; and

            (ii) that if on the Expiration Date, a written claim shall have been delivered to the Sellers' Representative and the Escrow Agent in an amount greater than the remaining Escrow Amount, the Escrow Agent shall release to the Sellers an amount determined in accordance with
            Section 4(a)(ii) hereof (except that the Escrow Agent shall release to the Sellers all interest, earnings and proceeds from the Escrow Amount on the Expiration Date).

            5. Investment of Escrow Amount. The Escrow Agent shall invest and reinvest the funds in the Escrow Account as directed from time to time in writing by the Sellers' Representative in any one or more of the following investments: in United States treasury bills or United States treasury notes, in any other direct obligation issued by or guaranteed in full as to principal and interest by the United States of America, or in certificates of deposit issued by a commercial bank having capital, surplus and undivided profits of not less than One Hundred Million Dollars ($100,000,000) (including the Escrow Agent) or in such other interest-bearing security or account as shall be approved in writing by the Purchaser and the Sellers; provided, however, that any such obligations shall have maturities of no more than 90 days. The Escrow Agent shall not be liable or responsible in any manner for any loss or depreciation resulting from any such investment, or for any costs in connection therewith other than due to its gross negligence, bad faith or willful misconduct, and all of said losses and costs shall be borne by the Escrow Account. The Escrow Agent shall hold all securities in the Escrow Account in the name of one or more of its nominees. The Escrow Agent shall have the power to sell or liquidate the investments described in this Section 5 whenever the Escrow Agent shall be directed in writing to release all or any portion of the Escrow Deposit hereunder.

            6. Investment Income. All income, interest, earnings and gains of all kinds from amounts held in the Escrow Account shall be a part of the Escrow Account. All interest, earnings and proceeds accrued or paid upon amounts held in the Escrow Account shall be disbursed quarterly to the Sellers on the last day of March, June, September and December of each year. The Escrow Agent shall prepare for and deliver to each Seller Forms 1099 for the applicable periods occurring during the term of this Escrow Agreement.

            7. Claims by Purchaser under Agreement. If at any time or from time to time while this Escrow Agreement continues in effect:

            (a) the Purchaser has notified the Sellers' Representative and the Escrow Agent in writing (a "Claim Notice") that the Purchaser is entitled to indemnification under Article IX and/or Article X of the Agreement, in a specified amount on or prior to the Expiration Date, and the Sellers agree in writing that the Purchaser is entitled to such indemnification in such amount (the "Agreed Amount"); or

            (b) with respect to a claim made on or prior to the Expiration Date, the Purchaser delivers to the Sellers a copy of a Final Judgment entered by a court of competent jurisdiction in favor of the Purchaser assessing Damages in favor of the Purchaser, as certified by an officer of the Purchaser in a written certificate delivered to the Sellers (the aggregate of the amount of such Damages approved pursuant to such Final Judgment are hereinafter referred to as the "Judgment Amount");

and copies of appropriate documentation verifying the Agreed Amount or the Judgment Amount, as the case may be, shall have been delivered (in the case of subsection (a) above, pursuant to the joint written instructions of the Purchaser and the Sellers' Representative) to the Escrow Agent and the Sellers' Representative, the Escrow Agent shall deliver to the Purchaser the Agreed Amount or the Judgment Amount within five (5) Business Days after receipt of such appropriate documentation. If a Final Judgment in respect of a claim made by the Purchaser prior to the Expiration Date for indemnification under Article IX and/or Article X of the Agreement is entered in favor of the Sellers, the Escrow Agent shall deliver the amount of money approved pursuant to such Final Judgement upon receipt by the Escrow Agent of copies of appropriate documentation verifying such amount within five (5) Business Days after receipt of such appropriate documentation. The Purchaser shall deliver each Claim Notice to the Escrow Agent and the Sellers' Representative. Upon receipt by the Escrow Agent of each Claim Notice, the Escrow Agent shall send a copy thereof to the Sellers' Representative within three (3) Business Days of such receipt.

            8. Responsibilities of the Escrow Agent. The Escrow Agent shall have no duties or responsibilities except those expressly set forth herein. The Escrow Agent shall have no responsibility for the validity of any agreements referred to in this Escrow Agreement, or for the performance of any such agreements by any party thereto or for interpretation of any of the provisions of any of such agreements. The liability of the Escrow Agent hereunder shall be limited solely to bad faith, willful misconduct or gross negligence on its part. The Escrow Agent shall be protected in acting upon any certificate, notice or other instrument whatsoever received by the Escrow Agent under this Escrow Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information therein contained, which the Escrow Agent in good faith believes to be genuine and to have been signed or presented by a proper person or persons or their counsel.

            If a controversy arises between two or more of the parties hereto, or between any of the parties hereto and any person not a party hereto, as to whether or not or to whom the Escrow Agent shall deliver the Escrow Deposit or any portion thereof or as to any other matter arising out of or relating to this Escrow Agreement, the Escrow Agent shall not be required to determine same and need not make any delivery of the Escrow Deposit held in escrow or any portion thereof but may retain the same until the rights of the parties to the dispute shall have finally been determined by written agreement of the Purchaser and the Sellers' Representative or by final judgment of a court of competent jurisdiction after all appeals have been finally determined or the time for further appeals has expired without an appeal having been made (for purposes of this Agreement, a "Final Judgment"). The Escrow Agent shall be entitled to assume that no such controversy has arisen unless it has received a written notice that such a controversy has arisen which refers specifically to this Escrow Agreement and identifies the adverse claimants to the controversy.

            Except as provided herein the Escrow Agent shall have no responsibility as to the validity, collectibility or value of any cash and securities held by it in escrow pursuant to this Escrow Agreement, and the Escrow Agent may rely on any notice, instruction, certificate, statement, request, consent, confirmation, agreement or other instrument which it believes to be genuine and to have been signed or presented by a proper person or persons. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions from any of the undersigned with respect to any portion of the Escrow Deposit held by it in escrow pursuant to this Escrow Agreement which, in the opinion of the Escrow Agent, are in conflict with any of the provisions of this Escrow Agreement, the Escrow Agent shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by all of the other parties hereto or by an order of a court of competent jurisdiction. The Escrow Agent shall be deemed to have no notice of, or duties with respect to, any agreement or agreements with respect to the Escrow Deposit (or any portion thereof) held by it in escrow pursuant to this Escrow Agreement other than this Escrow Agreement or except as otherwise provided herein. This Escrow Agreement and the Agreement (to the extent referred to herein) sets forth the entire agreement between the parties hereto and the Escrow Agent as escrow agent with respect to the Escrow Account and the distribution of the Escrow Deposit (or any portion thereof) held therein. Notwithstanding any provision to the contrary contained in any other agreement (excluding any amendment to this Escrow Agreement) between any of the parties hereto, the Escrow Agent shall have no interest in the Escrow Deposit (or any portion thereof) held by it in escrow pursuant to this Escrow Agreement. With respect to the Escrow Account, in the event that any of the terms and provisions of any other agreement (excluding any amendment to this Escrow Agreement) between any of the parties hereto conflict or are inconsistent with any of the terms and provisions of this Escrow Agreement, the terms and provisions of this Escrow Agreement shall govern and control in all respects.

            9. Amendment and Cancellation. The Escrow Agent shall not be bound by any cancellation, waiver, modification or amendment of this Escrow Agreement, including the transfer of any interest hereunder, unless such modification is in writing and signed by each of the Purchaser and the Sellers' Representative and, if the duties of the Escrow Agent hereunder are affected, unless the Escrow Agent also shall have given its written consent thereto.

            10. Legal Counsel. The Escrow Agent may consult with, and obtain advice from, legal counsel in the event of any question as to any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel.

            11. Resignation and Removal. The Escrow Agent shall have the right, in its discretion, to resign as escrow agent hereunder at any time, by giving at least thirty (30) days' prior written notice of such resignation to the Sellers' Representative and the Purchaser. The Escrow Agent may be removed at any time by an instrument or concurrent instruments in writing delivered to the Escrow Agent and signed by each of the Sellers' Representative and Purchaser. Such resignation or removal, as the case may be, shall take effect upon the appointment of a successor escrow agent in accordance with the provisions of this Section 11 and the acceptance of such appointment by the successor escrow agent. Upon such resignation or removal, as the case may be, each of the Sellers and the Purchaser shall use their best efforts to appoint another bank with capital, surplus and undivided profits of not less than One Hundred Million Dollars ($100,000,000) as successor Escrow Agent. Upon acceptance of such appointment, each of the Sellers and the Purchaser will enter into an agreement with such successor escrow agent in substantially the form of this Escrow Agreement. Resignation by or removal of, as the case may be, the Escrow Agent shall relieve the Escrow Agent of any responsibility or duty thereafter arising hereunder, but shall not relieve the Escrow Agent of responsibility to deliver the Escrow Deposit as provided for in this Section 11. Immediately upon the effectiveness of such resignation or removal, as the case may be, the Escrow Agent shall deliver to the successor escrow agent the Escrow Deposit then held in the Escrow Account. In the event of the resignation of the Escrow Agent, if a substitute for the Escrow Agent hereunder shall not have been selected as aforesaid within the 30-Business Day notice period referred to in the first sentence of this Section 11, the Escrow Agent shall be entitled to petition any court of competent jurisdiction for the appointment of a substitute for it hereunder or, in the alternative, it may transfer and deliver the Escrow Deposit then held in the Escrow Account to or upon the order of such court. The Escrow Agent shall be discharged from all further duties hereunder upon the effectiveness of such resignation or removal as set forth above and upon transfer and delivery of the Escrow Deposit in the Escrow Account to or upon the order of any such court, as the case may be.

            12. Fees. The Sellers (severally, and not jointly, in accordance with such seller's percentage interest as set forth in Exhibit A hereto), on the one hand, and the Purchaser, on the other hand, agree to share equally the Escrow Agent's annual fee (such fees to be based upon the anniversary date of this Escrow Agreement) and all other fees and expenses of the Escrow Agent pursuant to the fee schedule attached hereto as Exhibit B. Each of the Sellers hereby agrees that the Sellers' Representative may pay such Seller's percentage interest of such fees from the Sellers Amount, as provided for in Section 2.2(c) of the Agreement. This Section 12 shall survive the termination of this Agreement.

            13. Payments. At any time the Escrow Agent is required to distribute or pay over any amounts held by or received by it under any of the provisions of this Escrow Agreement to the Sellers, such distribution and payment shall be effected by issuance of the Escrow Agent's check in the appropriate amount payable to such Seller and by mailing of such check to such Seller at the address of such Seller set forth in Exhibit A hereto, provided that:

      A. Any Seller may, by written notice delivered to the Escrow Agent, direct that payment of amounts required to be distributed to such Seller be effected by wire transfer in immediately available funds to an account established by such Seller for such purpose, or by mailing the Escrow Agent's check for such amounts to any other or changed address specified in such notice, and payments thereafter (but not theretofore) made by the Escrow Agent to such Seller hereunder shall thereafter be made in accordance with such notice (until changed by subsequent notice delivered to the Escrow Agent as herein provided);

      B. In the event of any transfer or assignment, by death, divorce or otherwise by operation of law, or by sale, assignment, contract, security agreement or otherwise, of any right to receive payment of any part of any amounts held by the Escrow Agent (notice of which sale, transfer or assignment shall be given by such Seller to the Escrow Agent) the Escrow Agent shall nevertheless be entitled to withhold payment of any amounts to such assignee, transferee or successor in interest until written instructions from such assignee, transferee or successor in interest are delivered to the Escrow Agent specifying the mailing address or account of such assignee, transferee or successor in interest pursuant to the foregoing provisions of this Section; and

      C. All payments and distributions of all kinds required to be made to the Sellers in accordance with the terms hereof shall be made according to each such Seller's Percentage Interest as set forth in Exhibit A hereto.

            14. Notices. All communications and disbursements required pursuant to this Escrow Agreement shall be addressed to the Escrow Agent, the Purchaser and the Sellers, respectively, as follows:

            If to the Escrow Agent:

                  The Bank of New York
                  Insurance Trust and Escrow Department
                  101 Barclay Street, 12-E
                  New York, New York  10286

            If to the Purchaser:

                  Specialty Paperboard, Inc.
                  161 Brudies Road
                  Brattleboro, Vermont 05302
                  Attention:  Glenn S. McKenzie

            If to the Sellers:

                  To the respective addresses of the Sellers shown in Exhibit A to this Escrow Agreement.

            with a copy to:

                  Haythe & Curley
                  237 Park Avenue
                  20th Floor
                  New York, New York 10017-3142
                  Attention: Joseph J. Romagnoli, Esq.

            If to the Sellers' Representative:

                  Northwood Ventures
                  485 Underhill Boulevard
                  Suite 205
                  Syosset, New York  11791-3419

            with a copy to:

                  Haythe & Curley
                  237 Park Avenue
                  20th Floor
                  New York, New York 10017-3142
                  Attention: Joseph J. Romagnoli, Esq.

Any notice or instructions under any of the provisions of this Escrow Agreement shall be deemed effectively given only if such notice is in writing and is received by the recipient thereof if notice is personally delivered or sent by courier or three (3) Business Days after date of mailing, if sent by certified mail, return receipt requested. Any delivery under this Escrow Agreement shall be made by hand delivery, or by courier with receipt acknowledged, or by certified mail, return receipt requested, addressed to the respective addresses of the parties hereto as set forth in this Section 14 or at such other address as any of the parties hereto may hereafter specify to the others in writing. Notwithstanding any of the foregoing, no notice or instructions to the Escrow Agent shall be deemed to have been received by the Escrow Agent prior to actual receipt by the Escrow Agent, and any computation of a time period which is to begin after receipt of a notice by the Escrow Agent shall run from the date of such receipt by the Escrow Agent.

            15. Parties in Interest. This Escrow Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

            16. Headings. The Section headings used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Escrow Agreement.

            17. Execution by Escrow Agent. The execution of this Escrow Agreement by the Escrow Agent shall constitute a receipt for the Escrow Amount and shall evidence its acceptance and agreement to the terms hereof.

            18. Indemnification of Escrow Agent. Sellers, on the one hand, and the Purchaser, on the other hand, hereby jointly and severally agree to indemnify the Escrow Agent and its officers, directors, employees, representatives and agents form and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of any investigation, litigation or other proceeding (whether or not the Escrow Agent is a party thereto) related to the entering into and/or performance of this Agreement, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the bad faith, gross negligence or willful misconduct of the Escrow Agent). The foregoing indemnities in this Section shall survive termination of this Escrow Agreement.

            19. Sellers' Representative. The initial Sellers' Representative shall be Northwood Ventures, a New York limited partnership. Upon written notice to the Purchaser and the Escrow Agent, the Sellers may change the identity of the Sellers' Representative by written consent signed by the Required Sellers.

            20. Governing Law. This Escrow Agreement shall be construed and interpreted in accordance with the law of the State of New York. Any judicial proceeding brought against any of the parties to this Escrow Agreement or any dispute arising out of this Escrow Agreement or any matter related hereto shall be brought in the courts of the State of New York, or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Escrow Agreement, each of the parties to this Escrow Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Escrow Agreement. The foregoing consent to jurisdiction shall not be deemed to confer rights on any Person other than the respective parties to this Escrow Agreement.

            21. Counterparts. This Escrow Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

            IN WITNESS WHEREOF, the parties hereunto have duly caused this Escrow Agreement to be executed as of the day first above written.


SPECIALTY PAPERBOARD,               THE BANK OF NEW YORK
  INC.

By______________________            By___________________________
  Name:  Bruce P. Moore               Name:
  Title: Vice President               Title:
         and Chief Financial
         Officer

                                    ARCON HOLDINGS CORP.


                                    By___________________________
                                      Name:
                                      Title:


                                    ARCON COATING MILLS, INC.


                                    By___________________________
                                      Name:
                                      Title:


                                    NORTHWOOD VENTURES


                                    By__________________________
                                      Name:
                                      Title:


                                    NORTHWOOD CAPITAL
                                      PARTNERS LLC


                                    By__________________________
                                      Name:
                                      Title:

                                    KUHN, LOEB & CO.


                                    By__________________________
                                      Name:
                                      Title:



                                    ____________________________
                                         Rodney B. Berens


                                    ____________________________
                                         Richard C. Webel


                                    ____________________________
                                         William Dunn


                                    ____________________________
                                         Alexander J. Smith


                                    ____________________________
                                         Henry T. Wilson


                                    ____________________________
                                         David R. Kruft


                                    ____________________________
                                         Thomas S. Ablum


                                    ____________________________
                                         David M. Knott

                                                                       EXHIBIT A

             ADDRESS                                  PERCENTAGE INTEREST
             -------                                  -------------------

Northwood Ventures                                          51.5333
Suite 205
485 Underhill Blvd.
Syosset, New York  11791-3419
Attention:  Peter G. Schiff
            General Partner
Telephone:        (516) 364-5544
Facsimile:        (516) 364-0879


Northwood Capital Partners LLP                              25.7455
Suite 205
485 Underhill Blvd.
Syosset, New York  11791-3419
Attention:  Peter G. Schiff
            General Partner
Telephone:        (516) 364-5544
Facsimile:        (516) 364-0879


Kuhn, Loeb & Co.                                             5.7928
20th Floor
485 Madison Avenue
New York, New York  10022
Attention:  David T. Schiff
Telephone:        (516) 935-4995
Facsimile:        (516) 826-1093


Rodney B. Berens                                             2.3171
Salomon Brothers Inc.
40th Floor
7 World Trade Center
New York, New York  10048
Telephone:        (212) 783-4218
Facsimile:        (212) 783-2254

                                                                       EXHIBIT A
                                                                          Page 2


Richard C. Webel                                            2.3171
Innocenti & Webel
85 Forest Avenue
P.O. Box 506
Locust Valley, New York  11560
Telephone:        (516) 674-4200
Facsimile:        (516) 674-4241


William Dunn                                                1.6882
Arcon Coating Mills, Inc.
3067 New Street
Oceanside, New York  11572
Telephone:        (516) 766-8800
Facsimile:        (516) 766-1775


Alexander J. Smith                                            .9268
John Hassall Inc.
Contiague Rock Road
P.O. Box 698
Westbury, New York  11590
Telephone:        (516) 249-9191
Facsimile:        (516) 249-4161


Henry T. Wilson                                               .2322
Suite 205
485 Underhill Blvd.
Syosset, New York  11791
Telephone:        (516) 364-5544
Facsimile:        (516) 364-0879


David R. Kruft                                               6.2051
Arcon Coating Mills, Inc.
3067 New Street
Oceanside, New York  11572
Telephone:        (516) 766-8800
Facsimile:        (516) 766-1775

                                                                       EXHIBIT A
                                                                          Page 1


Thomas S. Ablum                                               .9268
Alblum, Brown & Co.
Suite 205
175 North Franklin
Chicago, Illinois  60606
Telephone:        (312) 372-8529
Facsimile:        (312) 372-6288


David M. Knott                                               2.3171
Suite 205
485 Underhill Blvd.
Syosset, New York  11791
Telephone:        (516) 364-5544
Facsimile:        (516) 364-0879

                                                                       EXHIBIT B

                            ESCROW AGENT FEE SCHEDULE


Acceptance Fee........................................................$1,500.00

      Review Escrow Agreement and supporting documents
      Establish Account

Annual Administration Fee.............................................$5,000.00
      (pro rated for partial years subject to a minimum of
      $2,500.00)

Investment Transaction Fee, (if applicable)..............................$25.00

Wire Transfers and Checks, each (if applicable)..........................$15.00

Preparation of Forms 1099......................................$250.00 per year